EXHIBIT 2.1
                                                                EXECUTION COPY

=============================================================================









                         AGREEMENT AND PLAN OF MERGER



                         Dated as of February 10, 2003



                                     Among


                              JOHNSON & JOHNSON,


                            SATURN MERGER SUB, INC.


                                      And


                                  SCIOS INC.










=============================================================================

                               TABLE OF CONTENTS
                                                                          Page

                                   ARTICLE I

                                  THE MERGER

   SECTION 1.01.   The Merger.............................................1
   SECTION 1.02.   Closing................................................2
   SECTION 1.03.   Effective Time.........................................2
   SECTION 1.04.   Effects of the Merger..................................2
   SECTION 1.05.   Certificate of Incorporation and
                     By-laws..............................................2
   SECTION 1.06.   Directors..............................................3
   SECTION 1.07.   Officers...............................................3


                                  ARTICLE II

               EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE
              CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES

   SECTION 2.01.   Effect on Capital Stock................................3
   SECTION 2.02.   Exchange of Certificates...............................5


                                  ARTICLE III

                        REPRESENTATIONS AND WARRANTIES

   SECTION 3.01.   Representations and Warranties of the Company..........8
   SECTION 3.02.   Representations and Warranties of
                     Parent and Sub......................................45


                                  ARTICLE IV

                   COVENANTS RELATING TO CONDUCT OF BUSINESS

   SECTION 4.01.   Conduct of Business...................................48
   SECTION 4.02.   No Solicitation.......................................56


                                   ARTICLE V

                             ADDITIONAL AGREEMENTS

   SECTION 5.01.   Preparation of the Proxy Statement;
                     Stockholders' Meeting...............................60
   SECTION 5.02.   Access to Information; Confidentiality................61

   SECTION 5.03.   Commercially Reasonable Efforts.......................62
   SECTION 5.04.   Company Stock Options; ESPP...........................63
   SECTION 5.05.   Indemnification, Advancement of
                     Expenses, Exculpation and Insurance.................66
   SECTION 5.06.   Fees and Expenses.....................................67
   SECTION 5.07.   Public Announcements..................................68
   SECTION 5.08.   Stockholder Litigation................................69
   SECTION 5.09.   Employee Matters......................................69
   SECTION 5.10.   Company Notes and Company Preferred Stock.............70
   SECTION 5.11.   Consents and Other Action.............................70


                                  ARTICLE VI

                             CONDITIONS PRECEDENT

   SECTION 6.01.   Conditions to Each Party's Obligation to
                     Effect the Merger...................................71
   SECTION 6.02.   Conditions to Obligations of Parent and Sub...........71
   SECTION 6.03.   Conditions to Obligation of the Company...............73
   SECTION 6.04.   Frustration of Closing Conditions.....................73


                                  ARTICLE VII

                       TERMINATION, AMENDMENT AND WAIVER

   SECTION 7.01.   Termination...........................................73
   SECTION 7.02.   Effect of Termination.................................75
   SECTION 7.03.   Amendment.............................................75
   SECTION 7.04.   Extension; Waiver.....................................75
   SECTION 7.05.   Procedure for Termination or Amendment................76


                                 ARTICLE VIII

                              GENERAL PROVISIONS

   SECTION 8.01.   Nonsurvival of Representations and Warranties.........76
   SECTION 8.02.   Notices...............................................76
   SECTION 8.03.   Definitions...........................................77
   SECTION 8.04.   Interpretation........................................79
   SECTION 8.05.   Consents and Approvals................................79
   SECTION 8.06.   Counterparts..........................................79
   SECTION 8.07.   Entire Agreement; No Third-Party Beneficiaries........80

   SECTION 8.08.   GOVERNING LAW.........................................80
   SECTION 8.09.   Assignment............................................80
   SECTION 8.10.   Specific Enforcement; Consent to Jurisdiction.........80
   SECTION 8.11.   Severability..........................................81
   SECTION 8.12.   Performance by Sub....................................81

Annex I    Index of Defined Terms
Exhibit A  Restated Certificate of Incorporation of the
             Surviving Corporation

                         82 AGREEMENT AND PLAN OF MERGER (this "Agreement")
                    dated as of February 10, 2003, among JOHNSON & JOHNSON, a New Jersey corporation ("Parent"), SATURN MERGER SUB, INC., a Delaware corporation and a wholly owned Subsidiary of Parent ("Sub"), and SCIOS INC., a Delaware corporation (the "Company").


          WHEREAS the Board of Directors of each of the Company and Sub has approved and declared advisable, and the Board of Directors of Parent has approved, this Agreement and the merger of Sub with and into the Company (the "Merger"), upon the terms and subject to the conditions set forth in this Agreement, whereby (a) each issued and outstanding share of common stock, par value $.001 per share, of the Company ("Company Common Stock"), other than the Appraisal Shares and shares of Company Common Stock directly owned by Parent, Sub or the Company, will be converted into the right to receive $45.00 in cash and (b) each issued and outstanding share of Series B preferred stock, par value $.001 per share, of the Company ("Company Preferred Stock"), other than the Appraisal Shares and shares of Company Preferred Stock directly owned by Parent, Sub or the Company, will be converted into the right to receive $4,500.00 in cash; and

          WHEREAS Parent, Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

          NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, and subject to the conditions set forth herein, the parties hereto agree as follows:


                                   ARTICLE I

                                  The Merger

          SECTION 1.01. THE MERGER. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the General Corporation Law of the State of Delaware (the "DGCL"), Sub shall be merged with and into the Company at the Effective Time. Following the Effective Time, the separate corporate existence of Sub shall cease and the Company shall continue as the surviving corporation in the Merger (the "Surviving Corporation") and shall succeed to and assume all the rights and obligations of Sub in accordance with the DGCL.

          SECTION 1.02. CLOSING. The closing of the Merger (the "Closing") will take place at 10:00 a.m. on a date to be specified by the parties, which shall be no later than the second business day after satisfaction or (to the extent permitted by law) waiver of the conditions set forth in Article VI (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or (to the extent permitted by law) waiver of those conditions), at the offices of Cravath, Swaine & Moore, Worldwide Plaza, 825 Eighth Avenue, New York, New York 10019, unless another time, date or place is agreed to in writing by Parent and the Company; provided, however, that if all the conditions set forth in Article VI shall not have been satisfied or (to the extent permitted by law) waived on such second business day, then the Closing shall take place on the first business day on which all such conditions shall have been satisfied or (to the extent permitted by law) waived. The date on which the Closing occurs is referred to in this Agreement as the "Closing Date".

          SECTION 1.03. EFFECTIVE TIME. Subject to the provisions of this Agreement, as soon as practicable on the Closing Date, the parties shall file with the Secretary of State of the State of Delaware a certificate of merger (the "Certificate of Merger") executed and acknowledged by the parties in accordance with the relevant provisions of the DGCL and, as soon as practicable on or after the Closing Date, shall make all other filings or recordings required under the DGCL. The Merger shall become effective upon the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, or at such other time as Parent and the Company shall agree and shall specify in the Certificate of Merger (the time the Merger becomes effective being the "Effective Time").

          SECTION 1.04. EFFECTS OF THE MERGER. The Merger shall have the effects set forth in Section 259 of the DGCL.

          SECTION 1.05. CERTIFICATE OF INCORPORATION AND BY-LAWS. (a) The Restated Certificate of Incorporation of the Company (the "Company Certificate") shall be amended at the Effective Time to be in the form of Exhibit A and, as so amended, such Company Certificate shall be the Restated Certificate of Incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

          (b) The By-laws of Sub, as in effect immediately prior to the Effective Time, shall be the By-laws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

          SECTION 1.06. DIRECTORS. The directors of Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

          SECTION 1.07. OFFICERS. The officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.


                                  ARTICLE II

               EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE
              CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES

          SECTION 2.01. EFFECT ON CAPITAL STOCK. At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of Company Common Stock or Company Preferred Stock or any shares of capital stock of Parent or Sub:

          (a) CAPITAL STOCK OF SUB. Each issued and outstanding share of capital stock of Sub shall be converted into and become one validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation.

          (b) CANCELLATION OF TREASURY STOCK AND PARENT-OWNED STOCK. Each share of Company Common Stock and Company Preferred Stock that is directly owned by the Company, Parent or Sub immediately prior to the

     Effective Time shall automatically be canceled and shall cease to exist, and no consideration shall be delivered in exchange therefor.

          (c) CONVERSION OF COMPANY COMMON STOCK AND COMPANY PREFERRED STOCK. Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares to be canceled in accordance with Section 2.01(b) and the Appraisal Shares) shall be converted into the right to receive $45.00 in cash, without interest (the "Common Stock Merger Consideration"). Each share of Company Preferred Stock issued and outstanding immediately prior to the Effective Time (other than shares to be canceled in accordance with Section 2.01(b) and the Appraisal Shares) shall be converted into the right to receive $4,500.00 in cash, without interest, which is equivalent to the Common Stock Merger Consideration on an as converted basis (the "Preferred Stock Merger Consideration" and, together with the Common Stock Merger Consideration, the "Merger Consideration"). At the Effective Time, all such shares of Company Common Stock and Company Preferred Stock shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of a certificate which immediately prior to the Effective Time represented any such shares of Company Common Stock or Company Preferred Stock (each, a "Certificate") shall cease to have any rights with respect thereto, except the right to receive the Common Stock Merger Consideration or the Preferred Stock Merger Consideration, respectively. The right of any holder of a Certificate to receive the applicable Merger Consideration shall be subject to and reduced by the amount of any withholding that is required under applicable tax law.

          (d) APPRAISAL RIGHTS. Notwithstanding anything in this Agreement to the contrary, shares (the "Appraisal Shares") of Company Common Stock or Company Preferred Stock issued and outstanding immediately prior to the Effective Time that are held by any holder who is entitled to demand and properly demands appraisal of such Appraisal Shares pursuant to, and who complies in all respects with, the provisions of Section 262 of the DGCL ("Section 262") shall not be converted into the right to receive the Merger Consideration as provided in Section 2.01(c), but instead such holder shall be entitled to payment of the fair value of such Appraisal Shares in accordance with the provisions of Section 262. At the Effective Time, all Appraisal Shares shall no longer be outstanding, shall automatically be canceled and shall cease to exist, and each holder of Appraisal Shares shall cease to have any rights with respect thereto, except the right to receive the fair value of such Appraisal Shares in accordance with the provisions of Section 262. Notwithstanding the foregoing, if any such holder shall fail to perfect or otherwise shall waive, withdraw or lose the right to appraisal under Section 262, or a court of competent jurisdiction shall determine that such holder is not entitled to the relief provided by Section 262, then the right of such holder to be paid the fair value of such holder's Appraisal Shares under Section 262 shall cease and such Appraisal Shares shall be deemed to have been converted at the Effective Time into, and shall have become, the right to receive the Merger Consideration as provided in Section 2.01(c). The Company shall serve prompt notice to Parent of any demands for appraisal of any shares of Company Common Stock or Company Preferred Stock, and Parent shall have the right to participate in and direct all negotiations and proceedings with respect to such demands. Prior to the Effective Time, the Company shall not, without the prior written consent of Parent, voluntarily make any payment with respect to, or settle or offer to settle, any such demands, or agree to do any of the foregoing.

          SECTION 2.02. EXCHANGE OF CERTIFICATES. (a) PAYING AGENT. Prior to the Effective Time, Parent shall appoint JPMorgan Chase or another comparable bank or trust company to act as paying agent (the "Paying Agent") for the payment of the Merger Consideration. At the Effective Time, Parent shall deposit, or cause the Surviving Corporation to deposit, with the Paying Agent, for the benefit of the holders of Certificates, cash in an amount sufficient to pay the aggregate Merger Consideration required to be paid pursuant to Section 2.01(c) (such cash being hereinafter referred to as the "Exchange Fund"). The Exchange Fund shall not be used for any other purpose.

          (b) EXCHANGE PROCEDURES. As soon as practicable (but not later than five (5) business days) after the Effective Time, Parent shall cause the Paying Agent to mail to each holder of record of a Certificate (i) a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Paying Agent and which shall be in customary form) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Each holder of record of a Certificate shall, upon surrender to the Paying Agent of such Certificate, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Paying Agent, be entitled to receive in exchange therefor the amount of cash which the number of shares of Company Common Stock or Company Preferred Stock previously represented by such Certificate shall have been converted into the right to receive pursuant to Section 2.01(c), and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Company Common Stock or Company Preferred Stock which is not registered in the transfer records of the Company, payment of the Merger Consideration may be made to a person other than the person in whose name the Certificate so surrendered is registered if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment shall pay any transfer or other taxes required by reason of the payment of the Merger Consideration to a person other than the registered holder of such Certificate or establish to the reasonable satisfaction of Parent that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 2.02(b), each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration which the holder thereof has the right to receive in respect of such Certificate pursuant to this Article II. No interest shall be paid or will accrue on any cash payable to holders of Certificates pursuant to the provisions of this
Article II.

          (c) NO FURTHER OWNERSHIP RIGHTS IN COMPANY COMMON STOCK AND COMPANY PREFERRED STOCK. All cash paid upon the surrender of Certificates in accordance with the terms of this Article II shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Company Common Stock or Company Preferred Stock formerly represented by such Certificates. At the close of business on the day on which the Effective Time occurs, the stock transfer books of the Company shall be closed, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Common Stock and Company Preferred Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, any Certificate is presented to the Surviving Corporation for transfer, it shall be canceled against delivery of cash to the holder thereof as provided in this Article II.

          (d) TERMINATION OF THE EXCHANGE FUND. Any portion of the Exchange Fund which remains undistributed to the holders of the Certificates for six months after the Effective Time shall be delivered to Parent, upon demand, and any holders of the Certificates who have not theretofore complied with this
Article II shall thereafter look only to Parent for, and Parent shall remain liable for, payment of their claim for the Merger Consideration.

          (e) NO LIABILITY. None of Parent, Sub, the Company, the Surviving Corporation or the Paying Agent shall be liable to any person in respect of any cash from the Exchange Fund properly delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificate shall not have been surrendered immediately prior to the date on which any Merger Consideration would otherwise escheat to or become the property of any Governmental Entity, any such Merger Consideration shall, to the extent permitted by applicable law, become the property of Parent, free and clear of all claims or interest of any person previously entitled thereto.

          (f) INVESTMENT OF EXCHANGE FUND. The Paying Agent shall invest the cash in the Exchange Fund as directed by Parent. Any interest and other income resulting from such investments shall be paid to and be income of Parent.

          (g) LOST CERTIFICATES. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such person of a bond in such reasonable amount as Parent may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent shall deliver in exchange for such lost, stolen or destroyed Certificate the applicable Merger Consideration with respect thereto.

          (h) WITHHOLDING RIGHTS. Parent, the Surviving Corporation or the Paying Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock or Company Preferred Stock such amounts as Parent, the Surviving Corporation or the Paying Agent is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the "Code"), or any provision of state, local or foreign tax law. To the extent that amounts are so withheld and paid over to the appropriate taxing authority by Parent, the Surviving Corporation or the Paying Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock or Company Preferred Stock in respect of which such deduction and withholding was made by Parent, the Surviving Corporation or the Paying Agent.


                                  ARTICLE III

                        REPRESENTATIONS AND WARRANTIES

          SECTION 3.01. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. Except as disclosed in the Company SEC Documents filed by the Company and publicly available prior to the date of this Agreement (the "Filed Company SEC Documents") or as set forth in the disclosure schedule (with specific reference to the particular Section or subsection of this Agreement to which the information set forth in such disclosure schedule relates; provided, however, that any information set forth in one section of the Company Disclosure Schedule shall be deemed to apply to each other Section or subsection thereof or hereof to which its relevance is apparent on its face) delivered by the Company to Parent prior to the execution of this Agreement (the "Company Disclosure Schedule"), the Company represents and warrants to Parent and Sub as follows:

          (a) ORGANIZATION, STANDING AND CORPORATE POWER. Each of the Company and its Subsidiaries has been duly organized, and is validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, as the case may be, and has all requisite power and authority and possesses all governmental licenses, permits, authorizations and approvals necessary to enable it to use its corporate or other name and to own, lease or otherwise hold and operate its properties and other assets and to carry on its business as presently conducted, except where the failure to have such government licenses, permits, authorizations or approvals individually or in the aggregate has not had and would not reasonably be expected to have a Material Adverse Effect. Each of the Company and its Subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed individually or in the aggregate has not had and would not reasonably be expected to have a Material Adverse Effect. The Company has made available to Parent, prior to the execution of this Agreement, complete and accurate copies of the Company Certificate and its By-laws (the "Company By-laws"), and the comparable organizational documents of each of its Subsidiaries, in each case as amended to the date hereof. The Company has made available to Parent complete and accurate copies of the minutes (or, in the case of minutes that have not yet been finalized, drafts thereof (if available)) of all meetings of the stockholders of the Company and each of its Subsidiaries, the Board of Directors of the Company and each of its Subsidiaries and the committees of each of such Board of Directors, in each case held since January 1, 2001 and prior to the date hereof.

          (b) SUBSIDIARIES. Section 3.01(b) of the Company Disclosure Schedule lists each of the Subsidiaries of the Company and, for each such Subsidiary, the state of incorporation or formation and, as of the date hereof, each jurisdiction in which such Subsidiary is qualified or licensed to do business. All the issued and outstanding shares of capital stock of, or other equity interests in, each such Subsidiary have been validly issued and are fully paid and nonassessable and are owned directly or indirectly by the Company free and clear of all pledges, liens, charges, encumbrances or security interests of any kind or nature whatsoever (collectively, "Liens"), and free of any restriction on the right to vote, sell or otherwise dispose of such capital stock or other equity interests. Except for the capital stock of, or voting securities or equity interests in, its Subsidiaries, the Company does not own, directly or indirectly, any capital stock of, or other voting securities or equity interests in, any corporation, partnership, joint venture, association or other entity.

          (c) CAPITAL STRUCTURE. The authorized capital stock of the Company consists of 150,000,000 shares of Company Common Stock and 20,000,000 shares of preferred stock, par value $.001 per share (of which 50,000 shares have been designated as Company Preferred Stock). At the close of business on January 31, 2003, (i) 47,042,335 shares of Company Common Stock were issued and outstanding, (ii) 261,800 shares of Company Common Stock were held by the Company in its treasury, (iii) 3,093,355 shares of Company Common Stock were reserved and available for issuance pursuant to the Company's 1996 Non-Officer Stock Option Plan, as amended, 1992 Equity Incentive Plan, as amended, and 2001 Employee Stock Purchase Plan (the "ESPP") (such plans, collectively, the "Company Stock Plans"), and 7,749,446 shares of Company Common Stock were subject to outstanding Company Stock Options (other than rights under the ESPP), and no shares of Company Common Stock were subject to vesting and restrictions on transfer (collectively, "Company Restricted Stock"), (iv) 499,100 shares of Company Common Stock were reserved for issuance and issuable upon conversion of the Company Preferred Stock, (v) 3,816,793 shares of Company Common Stock were reserved for issuance and issuable upon conversion of the 5.50% Convertible Subordinated Notes due 2009 of the Company (the "Company Notes"), (vi) 4,991 shares of Company Preferred Stock were issued or outstanding, (vii) no other shares of preferred stock of the Company were issued or outstanding or were held by the Company as treasury shares and (viii) warrants to acquire 700,000 shares of Company Common Stock from the Company pursuant to the warrant agreements set forth on Section 3.01(c) of the Company Disclosure Schedule and previously delivered in complete and correct form to Parent (the "Warrants") were issued and outstanding. Except as set forth above in this Section 3.01(c), at the close of business on January 31, 2003, no shares of capital stock or other voting securities or equity interests of the Company were issued, reserved for issuance or outstanding. There are no outstanding stock appreciation rights, "phantom" stock rights, performance units, rights to receive shares of Company Common Stock on a deferred basis or other rights (other than Company Preferred Stock, Company Notes, Company Stock Options and Warrants) that are linked to the value of Company Common Stock (collectively, "Company Stock-Based Awards"). Section 3.01(c) of the Company Disclosure Schedule sets forth a complete and accurate list, as of February 6, 2003, of all outstanding options to purchase shares of Company Common Stock (collectively, "Company Stock Options") and all outstanding Company Stock-Based Awards, granted under the Company Stock Plans or otherwise (other than rights under the ESPP), and all outstanding Warrants, the number of shares of Company Common Stock (or other stock) subject thereto, the grant dates, expiration dates, exercise or base prices (if applicable) and vesting schedules thereof and the names of the holders thereof. All outstanding Company Stock Options (other than rights under the ESPP) and shares of Company Restricted Stock are evidenced by stock option agreements, restricted stock purchase agreements or other award agreements, in each case in the forms set forth in Section 3.01(c) of the Company Disclosure Schedule, and no stock option agreement, restricted stock purchase agreement or other award agreement contains terms that are inconsistent with such forms. Each Company Stock Option intended to qualify as an "incentive stock option" under Section 422 of the Code so qualifies and the exercise price of each other Company Stock Option is no less than the fair market value of a share of Company Common Stock as determined on the date of grant of such Company Stock Option. As of the close of business on January 31, 2003, there were outstanding Company Stock Options (other than rights under the ESPP) to purchase 7,749,446 shares of Company Common Stock with exercise prices on a per share basis lower than the Common Stock Merger Consideration, and the weighted average exercise price of such Company Stock Options was equal to $18.46. The maximum number of shares of Company Common Stock that could be purchased with accumulated payroll deductions under the ESPP at the close of business of May 30, 2003 and November 28, 2003 (assuming the fair market value of a share of Company Common Stock on such dates is equal to the Common Stock Merger Consideration and payroll deductions continue at the current rate) is 112,792 and 70,190, respectively. As of the close of business on January 31, 2003, there were outstanding Warrants to purchase 700,000 shares of Company Common Stock with exercise prices on a per share basis lower than the Common Stock Merger Consideration. All outstanding shares of capital stock of the Company are, and all shares which may be issued pursuant to the Company Preferred Stock, Company Notes, Company Stock Options, Company Stock-Based Awards or the Warrants will be, when issued in accordance with the terms thereof, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. Except for the Company Notes, there are no bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Company may vote. Except as set forth above in this Section 3.01(c), (x) there are not issued, reserved for issuance or outstanding (A) any shares of capital stock or other voting securities or equity interests of the Company, (B) any securities of the Company convertible into or exchangeable or exercisable for shares of capital stock or other voting securities or equity interests of the Company or (C) any warrants, calls, options or other rights to acquire from the Company or any of its Subsidiaries, and no obligation of the Company or any of its Subsidiaries to issue, any capital stock, voting securities, equity interests or securities convertible into or exchangeable or exercisable for capital stock or voting securities of the Company and (y) there are not any outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any such securities or to issue, deliver or sell, or cause to be issued, delivered or sold, any such securities. Neither the Company nor any of its Subsidiaries is a party to any voting agreement with respect to the voting of any such securities. Except as set forth above in this Section 3.01(c), there are no outstanding (1) securities of the Company or any of its Subsidiaries convertible into or exchangeable or exercisable for shares of capital stock or voting securities or equity interests of any Subsidiary of the Company, (2) warrants, calls, options or other rights to acquire from the Company or any of its Subsidiaries, and no obligation of the Company or any of its Subsidiaries to issue, any capital stock, voting securities, equity interests or securities convertible into or exchangeable or exercisable for capital stock or voting securities of any Subsidiary of the Company or (3) obligations of the Company or any of its

     Subsidiaries to repurchase, redeem or otherwise acquire any such outstanding securities or to issue, deliver or sell, or cause to be issued, delivered or sold, any such securities.

          (d) AUTHORITY; NONCONTRAVENTION. The Company has all requisite corporate power and authority to execute and deliver this Agreement and, subject to receipt of the Stockholder Approval, to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of the Company and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby, subject, in the case of the consummation of the Merger, to the obtaining of the Stockholder Approval. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by each of the other parties hereto, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies (regardless of whether such enforceability is considered in a proceeding in equity or at law). The Board of Directors of the Company, at a meeting duly called and held at which all directors of the Company were present, duly and unanimously adopted resolutions (i) approving and declaring advisable this Agreement, the Merger and the other transactions contemplated by this Agreement,
     (ii) declaring that it is in the best interests of the stockholders of the Company that the Company enter into this Agreement and consummate the Merger and the other transactions contemplated by this Agreement on the terms and subject to the conditions set forth in this Agreement, (iii) directing that the adoption of this Agreement be submitted as promptly as practicable to a vote at a meeting of the stockholders of the Company and
     (iv) recommending that the stockholders of the Company adopt this Agreement, which resolutions, as of the date of this Agreement, have not been subsequently rescinded, modified or withdrawn in any way. The execution and delivery of this Agreement do not, and the consummation of the Merger and the other transactions contemplated by this Agreement and compliance by the Company and its Subsidiaries with the provisions of this Agreement will not, (x) conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, the Company Certificate or the Company By-laws or the comparable organizational documents of any of its Subsidiaries, (y) conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a benefit under, or result in the creation of any Lien in or upon any of the properties or other assets of the Company or any of its Subsidiaries under, any loan or credit agreement, bond, debenture, note, mortgage, indenture, lease, supply agreement, license agreement, development agreement or other contract, agreement, obligation, commitment, instrument, franchise or license, whether oral or written (each, including all amendments thereto, a "Contract"), to which the Company or any of its Subsidiaries is a party or any of their respective properties or other assets is subject or (z) subject to the governmental filings, the obtaining of the Stockholder Approval and the other matters referred to in the following sentence, conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, any (A) statute, law, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries or their respective properties or other assets or (B) order, writ, injunction, decree, judgment or stipulation, in each case applicable to the Company or any of its Subsidiaries or their respective properties or other assets, other than, in the case of clauses (y) and (z), any such conflicts, violations, breaches, defaults, rights, losses or Liens that individually or in the aggregate have not had and would not reasonably be expected to have a Material Adverse Effect. No consent, approval, order or authorization of, action by or in respect of, or registration, declaration or filing with, any Federal, state, local or foreign government, any court, administrative, regulatory or other governmental agency, commission or authority or any non-governmental self-regulatory agency, commission or authority (each, a "Governmental Entity") is required by or with respect to the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement by the Company or the consummation of the Merger or the other transactions contemplated by this Agreement, except for (1) the filing of a premerger notification and report form by the Company under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder (the "HSR Act"), and the receipt, termination or expiration, as applicable, of approvals or waiting periods required under the HSR Act or any other applicable competition, merger control, antitrust or similar law or regulation, (2) the filing with the Securities and Exchange Commission (the "SEC") of (A) a proxy statement relating to the adoption by the stockholders of the Company of this Agreement (as amended or supplemented from time to time, the "Proxy Statement") and (B) such reports under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as may be required in connection with this Agreement and the transactions contemplated by this Agreement, (3) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which the Company or any of its Subsidiaries is qualified to do business, (4) any filings required under the rules and regulations of the Nasdaq National Market and (5) such other consents, approvals, orders, authorizations, actions, registrations, declarations and filings the failure of which to be obtained or made individually or in the aggregate has not had and would not reasonably be expected to have a Material Adverse Effect.

          (e) COMPANY SEC DOCUMENTS. The Company has filed all reports, schedules, forms, statements and other documents (including exhibits and other information incorporated therein) with the SEC required to be filed by the Company since January 1, 2001 (the "Company SEC Documents"). As of their respective filing dates, the Company SEC Documents complied in all material respects with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Company SEC Documents, and none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any Company SEC Document has been revised, amended, supplemented or superseded by a later-filed Company SEC Document, none of the Company SEC Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements (including the related notes) of the Company included in the Company SEC Documents complied at the time they were filed as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles in the United States ("GAAP") (except, in the case of unaudited statements, as permitted by the rules and regulations of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and each fairly presented in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Neither the Company nor any of its Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) which individually or in the aggregate have had or would reasonably be expected to have a Material Adverse Effect. None of the Subsidiaries of the Company are, or have at any time since January 1, 2001 been, subject to the reporting requirements of Sections 13(a) and 15(d) of the Exchange Act.

          (f) INFORMATION SUPPLIED. None of the information supplied or to be supplied by the Company specifically for inclusion or incorporation by reference in the Proxy Statement will, at the date it is first mailed to the stockholders of the Company and at the time of the Stockholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation or warranty is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by or on behalf of Parent or Sub for inclusion or incorporation by reference in the Proxy Statement. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder.

          (g) ABSENCE OF CERTAIN CHANGES OR EVENTS. Except for liabilities incurred in connection with this Agreement or as expressly permitted pursuant to Section 4.01(a)(i) through (xvi), since the date of the most recent financial statements included in the Filed Company SEC Documents, the Company and its Subsidiaries have conducted their respective businesses only in the ordinary course consistent with past practice, and there has not been any Material Adverse Change, and from such date until the date hereof there has not been (i) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any capital stock of the Company or any of its Subsidiaries, other than dividends or distributions by a direct or indirect wholly owned Subsidiary of the Company to its shareholders, (ii) any purchase, redemption or other acquisition by the Company or any of its Subsidiaries of any shares of capital stock or any other securities of the Company or any of its Subsidiaries or any options, warrants, calls or rights to acquire such shares or other securities, (iii) any split, combination or reclassification of any capital stock of the Company or any of its Subsidiaries or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of their respective capital stock, (iv) (A) any granting by the Company or any of its Subsidiaries to any current or former director, officer, employee or consultant of the Company or its Subsidiaries of any increase in compensation, bonus or fringe or other benefits or any granting of any type of compensation or benefits to any current or former director, officer, employee or consultant not previously receiving or entitled to receive such type of compensation or benefit, except for normal increases in cash compensation (including cash bonuses) in the ordinary course of business consistent with past practice or as was required under any Company Benefit Agreement or Company Benefit Plan in effect as of the date of the most recent financial statements included in the Filed Company SEC Documents, (B) any granting by the Company or any of its Subsidiaries to any current or former director, officer, employee or consultant of the Company or any of its Subsidiaries of any right to receive any increase in severance or termination pay, or (C) any entry by the Company or any of its Subsidiaries into, or any amendments of, (1) any employment, deferred compensation, consulting, severance, change of control, termination or indemnification agreement or any other agreement with or involving any current or former director, officer, employee or consultant of the Company or any of its Subsidiaries or (2) any agreement with any current or former director, officer, employee or consultant of the Company or any of its Subsidiaries the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving the Company of a nature contemplated by this Agreement (all such agreements under this clause
     (C), collectively, "Company Benefit Agreements"), (D) any adoption of, any amendment to or any termination of any Company Benefit Plan, or (E) any payment of any benefit under, or the grant of any award under, or any amendment to, or termination of, any bonus, incentive, performance or other compensation plan or arrangement, Company Benefit Agreement or Company Benefit Plan (including in respect of stock options, "phantom" stock, stock appreciation rights, restricted stock, "phantom" stock rights, restricted stock units, deferred stock units, performance stock units or other stock-based or stock-related awards or the removal or modification of any restrictions in any Company Benefit Agreement or Company Benefit Plan or awards made thereunder) except as required to comply with applicable law or any Company Benefit Agreement or Company Benefit Plan in effect as of the date of the most recent financial statements included in the Filed Company SEC Documents, provided, that this clause (iv) shall not apply with respect to any consultant of the Company who, as of the date of this Agreement, had not been paid more than $20,000 in one fiscal year by the Company, (v) any damage, destruction or loss, whether or not covered by insurance, that individually or in the aggregate has had or would reasonably be expected to have a Material Adverse Effect, (vi) any change in accounting methods, principles or practices by the Company materially affecting its assets, liabilities or businesses, except insofar as may have been required by a change in GAAP or (vii) any change in any material tax election or any settlement or compromise of any material income tax liability.

          (h) LITIGATION. There is no suit, action or proceeding pending or, to the Knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries or any of their respective assets that individually or in the aggregate has had or would reasonably be expected to have a Material Adverse Effect, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against, or, to the Knowledge of the Company, investigation by any Governmental Entity involving, the Company or any of its Subsidiaries or any of their respective assets that individually or in the aggregate has had or would reasonably be expected to have a Material Adverse Effect.

          (i) CONTRACTS. Except with respect to licenses and other agreements relating to intellectual property, which are the subject of Section 3.01(p), as of the date hereof, neither the Company nor any of its Subsidiaries is a party to, and none of their respective properties or other assets is subject to, any contract or agreement that is of a nature required to be filed as an exhibit to a report or filing under the Securities Act or the Exchange Act and the rules and regulations promulgated thereunder. None of the Company, any of its Subsidiaries or, to the Knowledge of the Company, any other party thereto is in material violation of or in default under (in each case with or without notice or lapse of time, or both) any of the Contracts set forth in Section 3.01(i)-(A) of the Company Disclosure Schedule. None of the Company, any of its Subsidiaries or, to the Knowledge of the Company, any other party thereto is in violation of or in default under (in each case with or without notice or lapse of time, or both) any Contract (other than the Contracts listed in Section 3.01(i)-(A) of the Company Disclosure Schedule), to which it is a party or by which it or any of its properties or other assets is bound, except for violations or defaults that individually or in the aggregate have not had and would not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has entered into any Contract with any Affiliate of the Company that is currently in effect other than agreements that are disclosed in the Filed Company SEC Documents. Neither the Company nor any of its Subsidiaries is a party to or otherwise bound by any agreement or covenant restricting the Company's or any of its Subsidiaries' ability to compete.

          (j) COMPLIANCE WITH LAWS; ENVIRONMENTAL MATTERS. (i) Except with respect to Environmental Laws, the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and taxes, which are the subjects of Sections 3.01(j)(ii), 3.01(l) and 3.01(n), respectively, each of the Company and its Subsidiaries is in compliance with all statutes, laws, ordinances, rules, regulations, judgments, orders and decrees of any Governmental Entity applicable to it, its properties or other assets or its business or operations (collectively, "Legal Provisions"), except for failures to be in compliance that individually or in the aggregate have not had and would not reasonably be expected to have a Material Adverse Effect. Each of the Company and its Subsidiaries has in effect all approvals, authorizations, certificates, filings, franchises, licenses, notices and permits of or with all Governmental Entities (collectively, "Permits"), including all Permits under the Federal Food, Drug and Cosmetic Act of 1938, as amended (the "FDCA"), and the regulations of the Federal Food and Drug Administration (the "FDA") promulgated thereunder, necessary for it to own, lease or operate its properties and other assets and to carry on its business and operations as presently conducted, except where the failure to have such Permits individually or in the aggregate has not had and would not reasonably be expected to have a Material Adverse Effect. There has occurred no default under, or violation of, any such Permit, except for any such default or violation that individually or in the aggregate has not had and would not reasonably be expected to have a Material Adverse Effect. The consummation of the Merger, in and of itself, would not cause the revocation or cancellation of any such Permit that individually or in the aggregate would reasonably be expected to have a Material Adverse Effect. No action, demand, requirement or investigation by any Governmental Entity and no suit, action or proceeding by any other person, in each case with respect to the Company or any of its Subsidiaries or any of their respective properties or other assets under any Legal Provision, is pending or, to the Knowledge of the Company, threatened, other than, in each case, those the outcome of which individually or in the aggregate have not had and would not reasonably be expected to have a Material Adverse Effect.

          (ii) Except for those matters that individually or in the aggregate have not had and would not reasonably be expected to have a Material Adverse Effect: (A) each of the Company and its Subsidiaries is, and has been, in compliance with all applicable Environmental Laws and has obtained and complied with all Permits required under any Environmental Laws to own, lease or operate its properties or other assets and to carry on its business and operations as presently conducted; (B) there have been no Releases or threatened Releases of Hazardous Materials in, on, under or affecting any properties currently or formerly owned, leased or operated by the Company or any of its Subsidiaries; (C) there is no investigation, suit, claim, action or proceeding pending, or to the Knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries relating to or arising under Environmental Laws, and neither the Company nor any of its Subsidiaries has received any written notice of any such investigation, suit, claim, action or proceeding; (D) neither the Company nor any of its Subsidiaries has entered into or assumed by contract or operation of law or otherwise, any obligation, liability, order, settlement, judgment, injunction or decree relating to or arising under Environmental Laws; and (E) to the Knowledge of the Company, there are no facts, circumstances or conditions that would reasonably be expected to form the basis for any investigation, suit, claim, action, proceeding or liability against or affecting the Company or any of its Subsidiaries relating to or arising under Environmental Laws. The term "Environmental Laws" means all Federal, state, local and foreign laws (including the common law), statutes, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices, Permits, treaties or binding agreements issued, promulgated or entered into by any Governmental Entity, relating in any way to the environment, preservation or reclamation of natural resources or endangered species, the presence, management, Release or threat of Release of, or exposure to, Hazardous Materials, or to human health and safety. The term "Hazardous Materials" means (1) petroleum products and by-products, asbestos and asbestos-containing materials, urea formaldehyde foam insulation, medical or infectious wastes, polychlorinated biphenyls, radon gas, radioactive substances, chlorofluorocarbons and all other ozone-depleting substances or (2) any chemical, material, substance, waste, pollutant or contaminant that is prohibited, limited or regulated by or pursuant to any Environmental Law. The term "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing or migrating into or through the environment or any natural or man-made structure.

          (k) ABSENCE OF CHANGES IN COMPANY BENEFIT PLANS; LABOR RELATIONS. Except as expressly permitted pursuant to Section 4.01(a)(i) through
     (xvi), since the date of the most recent financial statements included in the Filed Company SEC Documents, there has not been any adoption or amendment by the Company or any of its Subsidiaries of any collective bargaining agreement or any employment, bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock appreciation, restricted stock, stock option, "phantom" stock, performance, retirement, thrift, savings, stock bonus, paid time off, perquisite, fringe benefit, vacation, severance, disability, death benefit, hospitalization, medical, welfare benefit or other plan, program, policy, arrangement or understanding (whether or not legally binding) maintained, contributed to or required to be maintained or contributed to by the Company or any of its Subsidiaries or any other person or entity that, together with the Company, is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code (each, a "Commonly Controlled Entity"), in each case providing benefits to any current or former director, officer, employee or consultant of the Company or any of its Subsidiaries (collectively, the "Company Benefit Plans"), or any material change in any actuarial or other assumption used to calculate funding obligations with respect to any Company Pension Plans, or any change in the manner in which contributions to any Company Pension Plans are made or the basis on which such contributions are determined, other than amendments or other changes as required to ensure that such Company Benefit Plan is not then out of compliance with applicable law, or reasonably determined by the Company to be necessary or appropriate to preserve the qualified status of a Company Pension Plan under Section 401(a) of the Code. There exist no currently binding Company Benefit Agreements. There are no collective bargaining or other labor union agreements to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound. As of the date hereof, none of the employees of the Company or any of its Subsidiaries are represented by any union with respect to their employment by the Company or such Subsidiary. As of the date hereof, since January 1, 2001, neither the Company nor any of its Subsidiaries has experienced any labor disputes, union organization attempts or work stoppages, slowdowns or lockouts due to labor disagreements.

          (l) ERISA COMPLIANCE. (i) Section 3.01(l)(i) of the Company Disclosure Schedule contains a complete and accurate list of each Company Benefit Plan that is an "employee pension benefit plan" (as defined in Section 3(2) of ERISA) (sometimes referred to herein as a "Company Pension Plan"), each Company Benefit Plan that is an "employee welfare benefit plan" (as defined in Section 3(1) of ERISA) and all other Company Benefit Plans. The Company has provided or made available to Parent complete and accurate copies of (A) each Company Benefit Plan (or, in the case of any unwritten Company Benefit Plans, descriptions thereof), (B) the two most recent annual reports on Form 5500 required to be filed with the Internal Revenue Service (the "IRS") with respect to each Company Benefit Plan (if any such report was required), (C) the most recent summary plan description for each Company Benefit Plan for which such summary plan description is required and (D) each trust agreement and insurance or group annuity contract relating to any Company Benefit Plan. Each Company Benefit Plan has been administered in all material respects in accordance with its terms. The Company, its Subsidiaries and all the Company Benefit Plans are all in compliance in all material respects with the applicable provisions of ERISA, the Code and all other applicable laws, including laws of foreign jurisdictions, and the terms of all collective bargaining agreements.

          (ii) All Company Pension Plans intended to be tax-qualified have received favorable determination letters from the IRS with respect to "TRA" (as defined in Section 1 of Rev. Proc. 93-39), and have timely filed with the IRS determination letter applications with respect to "GUST" (as defined in Section 1 of Notice 2001-42), to the effect that such Company Pension Plans are qualified and exempt from Federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, no such determination letter has been revoked (or, to the Knowledge of the Company, has revocation been threatened) and no event has occurred since the date of the most recent determination letter or application therefor relating to any such Company Pension Plan that would reasonably be expected to adversely affect the qualification of such Company Pension Plan or materially increase the costs relating thereto or require security under Section 307 of ERISA. In addition, all Company Pension Plans have been, or shall have been by the end of the 2002 plan year, amended to comply with the requirements of the Economic Growth and Tax Relief Reconciliation Act of 2001 which are or have become effective on or before the end of the 2002 plan year, as set forth in Notice 2001-42. All Company Pension Plans required to have been approved by any foreign Governmental Entity have been so approved, no such approval has been revoked (or, to the Knowledge of the Company, has revocation been threatened) and no event has occurred since the date of the most recent approval or application therefor relating to any such Company Pension Plan that would reasonably be expected to materially affect any such approval relating thereto or materially increase the costs relating thereto. The Company has delivered or made available to Parent a complete and accurate copy of the most recent determination letter received prior to the date hereof with respect to each Company Pension Plan, as well as a complete and accurate copy of each pending application for a determination letter, if any. The Company has also provided or made available to Parent a complete and accurate list of all amendments to any Company Pension Plan as to which a favorable determination letter has not yet been received.

          (iii) Neither the Company nor any Commonly Controlled Entity has (A) maintained, contributed to or been required to contribute to any Company Benefit Plan that is subject to Title IV of ERISA or (B) has any unsatisfied liability under Title IV of ERISA.

          (iv) All reports, returns and similar documents with respect to all Company Benefit Plans required to be filed with any Governmental Entity or distributed to any Company Benefit Plan participant have been duly and timely filed or distributed. None of the Company or any of its Subsidiaries has received notice of, and to the Knowledge of the Company, there are no investigations by any Governmental Entity with respect to, termination proceedings or other claims (except claims for benefits payable in the normal operation of the Company Benefit Plans), suits or proceedings against or involving any Company Benefit Plan or asserting any rights or claims to benefits under any Company Benefit Plan that would give rise to any material liability, and, to the Knowledge of the Company, there are not any facts that could give rise to any material liability in the event of any such investigation, claim, suit or proceeding.

          (v) All contributions, premiums and benefit payments under or in connection with the Company Benefit Plans that are required to have been made as of the date hereof in accordance with the terms of the Company Benefit Plans have been timely made or have been reflected on the most recent consolidated balance sheet filed or incorporated by reference into the Filed Company SEC Documents. Neither any Company Pension Plan nor any single-employer plan of any Commonly Controlled Entity has an "accumulated funding deficiency" (as such term is defined in Section 302 of ERISA or Section 412 of the Code), whether or not waived.

          (vi) With respect to each Company Benefit Plan, (A) there has not occurred any prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) in which the Company or any of its Subsidiaries or any of their respective employees, or, to the Knowledge of the Company, any trustee, administrator or other fiduciary of such Company Benefit Plan, or any agent of the foregoing, has engaged that would reasonably be expected to subject the Company or any of its Subsidiaries or any of their respective employees, or a trustee, administrator or other fiduciary of any trust created under any Company Benefit Plan, to the tax or penalty on prohibited transactions imposed by Section 4975 of the Code or the sanctions imposed under Title I of ERISA and (B) neither the Company nor any of its Subsidiaries nor, to the Knowledge of the Company, any trustee, administrator or other fiduciary of any Company Benefit Plan nor any agent of any of the foregoing, has engaged in any transaction or acted in a manner, or failed to act in a manner, that would reasonably be expected to subject the Company or any of its Subsidiaries or, to the Knowledge of the Company, any trustee, administrator or other fiduciary, to any liability for breach of fiduciary duty under ERISA or any other applicable law. No Company Benefit Plan or related trust has been terminated, nor has there been any "reportable event" (as that term is defined in Section 4043 of ERISA) for which the 30-day reporting requirement has not been waived with respect to any Company Benefit Plan during the last five years, and no notice of a reportable event will be required to be filed in connection with the transactions contemplated by this Agreement.

          (vii) Section 3.01(l)(vii) of the Company Disclosure Schedule discloses whether each Company Benefit Plan that is an employee welfare benefit plan is (A) unfunded or self-insured, (B) funded through a "welfare benefit fund", as such term is defined in Section 419(e) of the Code, or other funding mechanism or (C) insured. Each such employee welfare benefit plan may be amended or terminated (including with respect to benefits provided to retirees and other former employees) without material liability (other than benefits then payable under such plan without regard to such amendment or termination) to the Company or any of its Subsidiaries at any time after the Effective Time. Each of the Company and its Subsidiaries complies in all material respects with the applicable requirements of Section 4980B(f) of the Code or any similar state statute with respect to each Company Benefit Plan that is a group health plan, as such term is defined in Section 5000(b)(1) of the Code or such state statute. Neither the Company nor any of its Subsidiaries has any material obligations for retiree health or life insurance benefits under any

     Company Benefit Plan (other than for continuation coverage required under Section 4980(f) of the Code).

          (viii) None of the execution and delivery of this Agreement, the obtaining of the Stockholder Approval or the consummation of the Merger or any other transaction expressly contemplated by this Agreement (including as a result of any termination of employment on or following the Effective Time) will (A) entitle any current or former director, officer, employee or consultant of the Company or any of its Subsidiaries to severance or termination pay, (B) accelerate the time of payment or vesting, or trigger any payment or funding (through a grantor trust or otherwise) of, compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any Company Benefit Plan or Company Benefit Agreement or (C) result in any breach or violation of, or a default under, any Company Benefit Plan or Company Benefit Agreement. The Company's good faith estimate as of the date hereof of the total amount of all payments and the fair market value of all non-cash benefits (other than Company Stock Options and Company Restricted Stock) that may become payable or provided to any director, officer, employee or consultant of the Company or any of its Subsidiaries under the Company Benefit Agreements (assuming for such purpose that such individual's employment were terminated immediately following the Effective Time as if the Effective Time were the date hereof) is set forth in Section 3.01(l)(viii) of the Company Disclosure Schedule.

          (ix) Neither the Company nor any of its Subsidiaries has any material liability or obligations, including under or on account of a Company Benefit Plan, arising out of the hiring of persons to provide services to the Company or any of its Subsidiaries and treating such persons as consultants or independent contractors and not as employees of the Company or any of its Subsidiaries.

          (x) No deduction by the Company or any of its Subsidiaries in respect of any "applicable employee remuneration" (within the meaning of Section 162(m) of the Code) has been disallowed or is subject to disallowance by reason of Section 162(m) of the Code.

          (m) NO EXCESS PARACHUTE PAYMENTS. No amount or other entitlement or economic benefit that could be received (whether in cash or property or the vesting of property) as a result of the execution and delivery of this Agreement, the obtaining of the Stockholder Approval, the consummation of the Merger or any other transaction contemplated by this Agreement (including as a result of termination of employment on or following the Effective Time) by or for the benefit of any director, officer, employee or consultant of the Company or any of its Affiliates who is a "disqualified individual" (as such term is defined in proposed Treasury Regulation Section 1.280G-1) under any Company Benefit Plan, Company Benefit Agreement or otherwise would be characterized as an "excess parachute payment" (as such term is defined in Section 280G(b)(1) of the Code), and no disqualified individual is entitled to receive any additional payment from the Company or any of its Subsidiaries, the Surviving Corporation or any other person in the event that the excise tax required by Section 4999(a) of the Code is imposed on such disqualified individual. Section 3.01(m) of the Company Disclosure Schedule sets forth the Company's good faith estimate, calculated as of the date of this Agreement, (i) the "base amount" (as such term is defined in Section 280G(b)(3) of the Code) for the Company's chief executive officer and each other disqualified individual (defined as set forth above) (collectively, the "Primary Company Executives") and (ii) the maximum amount of "parachute payments" as defined in Section 280G of the Code that could be paid or provided to each Primary Company Executive as a result of the execution and delivery of this Agreement, the obtaining of the Stockholder Approval, the consummation of the Merger or any other transaction contemplated by this Agreement (including as a result of any termination of employment on or following the Effective
     Time).

          (n) TAXES. (i) Each of the Company and its Subsidiaries has filed or has caused to be filed in a timely manner (within any applicable extension period) all tax returns required to be filed with any taxing authority pursuant to the Code (and any applicable U.S. Treasury regulations) or applicable state, local or foreign tax laws. All such tax returns are complete and accurate in all material respects. Each of the Company and its Subsidiaries has paid or caused to be paid (or the Company has paid on its behalf) all taxes due and owing, and the most recent financial statements contained in the Filed Company SEC Documents reflect an adequate reserve (determined in accordance with GAAP) (excluding any reserves for deferred taxes established to reflect timing differences between book and tax income) for all taxes accrued and payable by the Company and its Subsidiaries for all taxable periods and portions thereof accrued through the date of such financial statements.

          (ii) No tax return of the Company or any of its Subsidiaries is or has ever been under audit or examination by any taxing authority, and no written notice of such an audit or examination has been received by the Company or any of its Subsidiaries. The Company has received no notice of and otherwise has no knowledge of any deficiency, refund litigation, proposed adjustment or matter in controversy with respect to any material amount of taxes due and owing by the Company or any of its Subsidiaries. Each deficiency resulting from any completed audit or examination relating to material taxes by any taxing authority has been timely paid or is being contested in good faith and has been reserved for on the books of the Company. No issues relating to taxes were raised by the relevant taxing authority in any completed audit or examination that could reasonably be expected to recur in a later taxable period and have a material effect on the Company in such later taxable period. There is no currently effective agreement or other document extending, or having the effect of extending, the period of assessment or collection of any taxes of the Company or its Subsidiaries, nor has any request been made in writing for any such extension, and no power of attorney (other than powers of attorney authorizing employees of the Company to act on behalf of the Company) with respect to any taxes has been executed or filed with any taxing authority.

          (iii) None of the Company or any of its Subsidiaries will be required to include in a taxable period ending after the Effective Time a material amount of taxable income attributable to income that accrued (for purposes of the financial statements of the Company included in the Filed Company SEC Documents) in a prior taxable period (or portion of a taxable period) but was not recognized for tax purposes in any prior taxable period as a result of (A) an open transaction disposition made on or before the Effective Time, (B) a prepaid amount received on or prior to the Effective Time, (C) the installment method of accounting, (D) the completed contract method of accounting, (E) the long-term contract method of accounting, (F) the cash method of accounting or Section 481 of the Code or (G) any comparable provisions of state or local tax law, domestic or foreign, or for any other reason, other than any amounts that are specifically reflected in a reserve for taxes on the financial statements of the Company included in the Filed Company SEC Documents.

          (iv) The Company and its Subsidiaries have complied with all applicable statutes, laws, ordinances, rules and regulations relating to the payment and withholding of any material amount of taxes (including withholding of taxes pursuant to Sections 1441, 1442, 3121 and 3402 of the Code and similar provisions under any Federal, state, local or foreign tax laws) and have, within the time and the manner prescribed by law, withheld from and paid over to the proper governmental authorities all material amounts required to be so withheld and paid over under applicable laws.

          (v) In the three (3) year period prior to the Effective Time, none of the Company or any of its Subsidiaries has constituted either a "distributing corporation" or a "controlled corporation" as such terms are defined in Section 355 of the Code in a distribution of stock outside of the affiliated group of which the Company is the common parent qualifying or intended to qualify for tax-free treatment (in whole or in part) under Section 355(a) or 361 of the Code.

          (vi) Neither the Company nor any of its Subsidiaries has filed a consent under Section 341 of the Code concerning collapsible corporations.

          (vii) Neither the Company nor any of its Subsidiaries joins or has joined, for any taxable period in the filing of any affiliated, aggregate, consolidated, combined or unitary tax return other than consolidated tax returns for the consolidated group of which the Company is the common parent. None of the Company and its Subsidiaries has any liability for the Taxes of any Person (other than Taxes of the Company and its Subsidiaries) (i) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), (ii)_as a transferee or successor, (iii) by contract or (iv) otherwise.

          (viii) No claim has ever been made by any authority in a jurisdiction where any of the Company or its Subsidiaries does not file a tax return that it is, or may be, subject to a material amount of tax by that jurisdiction.

          (ix) Neither the Company nor any of its Subsidiaries is a party to or bound by any tax sharing agreement, tax indemnity obligation or similar agreement, arrangement or practice with respect to taxes (including any advance pricing agreement, closing agreement or other agreement relating to taxes with any taxing authority).

          (x) No taxing authority has asserted in writing any material liens for taxes with respect to any assets or properties of the Company or its Subsidiaries, except for statutory liens for taxes not yet due and payable.

          (xi) Neither the Company nor any of its Subsidiaries has been a United States real property holding corporation within the meaning of
     Section 897(c)(2) of the Code during the applicable period specified in
     Section 897(c)(1)(A)(ii) of the Code.

          (xii) As used in this Agreement (A) "tax" or "taxes" shall include (whether disputed or not) all Federal, state, local and foreign income, property, sales, use, excise, withholding, payroll, employment, social security, capital gain, alternative minimum, transfer and other taxes and similar governmental charges, including any interest, penalties and additions with respect thereto; (B) "taxing authority" means any Federal, state, local or foreign government, any subdivision, agency, commission or authority thereof, or any quasi-governmental body exercising tax regulatory authority; and (C) "tax return" or "tax returns" means all returns, declarations of estimated tax payments, reports, estimates, information returns and statements (including any related or supporting information with respect to any of foregoing) filed or to be filed with any taxing authority in connection with the determination, assessment, collection or administration of any taxes.

          (o) TITLE TO PROPERTIES. (i) Each of the Company and its Subsidiaries has good and valid title to, or valid leasehold or sublease interests or other comparable contract rights in or relating to all of its properties and other assets necessary for the conduct of its business as currently conducted, except as have been disposed of in the ordinary course of business and except for defects in title, easements, restrictive covenants and similar encumbrances that individually or in the aggregate have not materially interfered with, and would not reasonably be expected to materially interfere with, its ability to conduct its business as presently conducted. All such properties and other assets, other than properties and other assets in which the Company or any of its Subsidiaries has a leasehold or sublease interest or other comparable contract right, are free and clear of all Liens, except for Liens that individually or in the aggregate have not materially interfered with, and would not reasonably be expected to materially interfere with, the ability of the Company or any of its Subsidiaries to conduct their respective businesses as presently conducted.

          (ii) Each of the Company and its Subsidiaries has complied with the terms of all leases or subleases to which it is a party and under which it is in occupancy, and all leases to which the Company is a party and under which it is in occupancy are in full force and effect, except for such failure to comply or be in full force and effect that individually or in the aggregate has not had and would not reasonably be expected to have a Material Adverse Effect. Each of the Company and its Subsidiaries is in possession of the properties or assets purported to be leased under all its leases, except for such failure to be in possession that individually or in the aggregate has not had and would not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received as lessee any written notice from the lessor of any event or occurrence that has resulted or could result (with or without the giving of notice, the lapse of time or both) in a default with respect to any material lease or sublease to which it is a party.

          (p) INTELLECTUAL PROPERTY. (i) Section 3.01(p)(i) of the Company Disclosure Schedule sets forth, as of the date hereof, a complete and accurate list of all patents and applications therefor, registered trademarks and applications therefor, domain name registrations and copyright registrations (if any) owned by or licensed to the Company or any of its Subsidiaries. Such intellectual property rights as listed in
     Section 3.01(p)(i) of the Company Disclosure Schedule, together with any tradename rights, trade secret or know-how rights, service mark rights, rights in computer programs or software, or other type of intellectual property rights that are owned or licensed by the Company or any of its Subsidiaries and are material to the conduct of the business of the Company and its Subsidiaries, are collectively referred to herein as "Intellectual Property Rights". All Intellectual Property Rights are either (x) owned by, or subject to an obligation of assignment to, the Company or a Subsidiary of the Company free and clear of all Liens or (y) licensed to the Company or a Subsidiary of the Company free and clear (to the Knowledge of the Company) of all Liens. There are no claims pending or, to the Knowledge of the Company, threatened with regard to the ownership or licensing by the Company or any of its Subsidiaries of any Intellectual Property Rights which individually or in the aggregate have had or would reasonably be expected to have a Material Adverse Effect. Except as provided for in any agreement identified in Section 3.01(p)(v) of the Company Disclosure Schedule, the Company and its Subsidiaries have the legal power to convey to a successor all of their respective ownership and license interests in the Intellectual Property Rights.

          (ii) To the Knowledge of the Company, the Intellectual Property Rights of the Company or any of its Subsidiaries have not been infringed, and are not being infringed, in a manner which individually or in the aggregate has had or would reasonably be expected to have a Material Adverse Effect. The Company and its Subsidiaries have used commercially reasonable efforts to investigate the potential infringement of any Intellectual Property Rights.

          (iii) There are no pending or, to the Knowledge of the Company, threatened claims that the Company or any of its Subsidiaries has infringed or is infringing (including with respect to the manufacture, use or sale by the Company or any of its Subsidiaries of any commercial products or to the operations of the Company and its Subsidiaries) any intellectual property rights of any person which individually or in the aggregate have had or would reasonably be expected to have a Material Adverse Effect. To the Knowledge of the Company, there is no intellectual property right or other legal right that could be asserted by a person to exclude or prevent the Company or any of its Subsidiaries from freely using any intellectual property under its Intellectual Property Rights that is material to the conduct of the business of the Company and its Subsidiaries. To the Knowledge of the Company, there is no contractual, legal or other restriction on the use of any Intellectual Property Rights which are owned by or licensed to the Company, other than as set forth in the agreements identified in Section 3.01(p)(v) of the Company Disclosure Schedule. The Company and its Subsidiaries have used commercially reasonable efforts to avoid infringing the valid, enforceable intellectual property rights of other persons, other than such infringements which individually or in the aggregate have not had or would not reasonably be expected to have a Material Adverse Effect.

          (iv) The patent applications listed in Section 3.01(p)(i) of the Company Disclosure Schedule that are owned by the Company or any of its Subsidiaries are (and such material applications that are licensed to the Company or any of its Subsidiaries are to the Company's Knowledge after diligent review) pending and have not been abandoned, and have been and continue to be timely prosecuted. All patents, registered trademarks and applications therefor owned by the Company or any of its Subsidiaries have been (and all such material patents, registered trademarks and applications licensed to the Company or any of its Subsidiaries have been to the Company's Knowledge after diligent review) duly registered and/or filed with or issued by each appropriate Governmental Entity in the jurisdiction indicated in Section 3.01(p)(i) of the Company Disclosure Schedule, all necessary affidavits of continuing use have been (or, with respect to material licenses, to the Company's Knowledge after diligent review have been) timely filed, and all necessary maintenance fees have been (or, with respect to material licenses, to the Company's Knowledge after diligent review have been) timely paid to continue all such rights in effect. None of the patents listed in Section 3.01(p)(i) of the Company Disclosure Schedule that are owned by the Company or any of its Subsidiaries has (and no such material patents that are licensed to the Company or any of its Subsidiaries have to the Company's Knowledge after diligent review) expired or been declared invalid, in whole or in part, by any Governmental Entity. There are no ongoing interferences, oppositions, reissues, reexaminations or other proceedings involving any of the patents or patent applications listed in Section 3.01(p)(i) of the Company Disclosure Schedule and owned by the Company or any of its Subsidiaries (or, with respect to material patents or patent applications, to the Company's Knowledge after diligent review, licensed to the Company or any of its Subsidiaries), including ex parte and post-grant proceedings, in the United States Patent and Trademark Office or in any foreign patent office or similar administrative agency, other than such interferences, oppositions, reissues, reexaminations or proceedings that individually or in the aggregate have not had and would not reasonably be expected to have a Material Adverse Effect. To the Knowledge of the Company based on reasonable investigation, there are no published patents, patent applications, articles or other prior art references, or any other prior art or material information, that could adversely affect the validity or enforceability of any patent listed in
     Section 3.01(p)(i) of the Company Disclosure Schedule that relates to any of the Specified Compounds or that is otherwise material to the conduct of the business of the Company or its Subsidiaries. Each of the patents and patent applications listed in Section 3.01(p)(i) of the Company Disclosure Schedule that are owned by the Company or any of its Subsidiaries properly identifies (and to the Knowledge of the Company based on reasonable investigation, such material patents and applications licensed to the Company or any of its Subsidiaries properly identify) each and every inventor of the claims thereof as determined in accordance with the laws of the jurisdiction in which such patent is issued or such patent application is pending. Each inventor named on the patents and patent applications listed in Section 3.01(p)(i) of the Company Disclosure Schedule that are owned by the Company or any of its Subsidiaries, alone or together with any joint owners, has executed (and such inventors named on such material patents and applications licensed to the Company or any of its Subsidiaries, to the Company's Knowledge based on reasonable investigation, have executed) an agreement agreeing to assign or actually assigning his or her entire right, title and interest in and to such patent or patent application, and the inventions embodied and claimed therein, to the Company or a Subsidiary of the Company, alone or together with any joint owners as appropriate, or in the case of licensed Patents, to the appropriate owners from whom the Company's license rights have been duly conveyed. To the Knowledge of the Company based on reasonable investigation, no such inventor has any contractual or other obligation that would preclude any such assignment or otherwise conflict with the obligations of such inventor to the Company or such Subsidiary or appropriate owners under such agreement with the Company or such Subsidiary or such appropriate owners, as the case may be.

          (v) Section 3.01(p)(v) of the Company Disclosure Schedule sets forth a complete and accurate list of all agreements with respect to any options, rights, licenses or interests of any kind relating to Intellectual Property Rights granted (x) to the Company or any of its Subsidiaries (other than agreements commonly generated in the ordinary course of business (including software licenses for generally available software, employee assignment agreements, nondisclosure agreements, consulting agreements, material transfer agreements, clinical trial agreements and evaluation agreements) that individually and in the aggregate have not had and would not reasonably be expected to have a Material Adverse Effect) or (y) by the Company or any of its Subsidiaries to any other person (other than agreements commonly generated in the ordinary course of business (including software licenses for generally available software, employee assignment agreements, nondisclosure agreements, consulting agreements, material transfer agreements, clinical trial agreements and evaluation agreements) that individually and in the aggregate have not had and would not reasonably be expected to have a Material Adverse Effect). There are no such options, rights, licenses or interests of any kind relating to Intellectual Property Rights other than as set forth in the agreements listed in Section 3.01(p)(v) of the Company Disclosure Schedule. Section

     3.01(p)(v)-(A) of the Company Disclosure Schedule sets forth, as of the date hereof, all agreements under which the Company or any Subsidiary of the Company is obligated to make payments (in any form, including royalties, milestones and other contingent payments) to third parties for use of any intellectual property rights with respect to the commercialization of any of the Specified Compounds.

          (vi) The Company and its Subsidiaries have used reasonable efforts to maintain their material trade secrets in confidence, including entering into licenses and contracts that generally require licensees, contractors and other third persons with access to such trade secrets to keep such trade secrets confidential.

          (vii) Section 3.01(p)(vii) of the Company Disclosure Schedule sets forth a complete and accurate list of each application or official request for any extension (i.e., under Hatch-Waxman) of the term of any patent owned or licensed by the Company or any of its Subsidiaries relating to any commercial product of the Company or any of its Subsidiaries that was subject to regulatory review, including an identification of the patent and the term extension requested. To the Knowledge of the Company, it or its Subsidiary (as the case may be) exercised due diligence during the regulatory review of each such product. To the Knowledge of the Company based on reasonable investigation, there is no information that would materially affect the eligibility of such patent for the full period of the term of the extension requested.

          (viii) As used in this Section 3.01(p), "Specified Compounds" means the drug products or candidates being sold, manufactured, or developed by the Company that are set forth in Section 3.01(p)(viii) of the Company Disclosure Schedule.

          (q) VOTING REQUIREMENTS. The affirmative vote of holders of a majority of the outstanding shares of Company Common Stock at the Stockholders' Meeting or any adjournment or postponement thereof to adopt this Agreement (the "Stockholder Approval") is the only vote of the holders of any class or series of capital stock of the Company necessary to adopt this Agreement and approve the transactions contemplated hereby.

          (r) STATE TAKEOVER STATUTES; COMPANY CERTIFICATE PROVISIONS. The Board of Directors of the Company has unanimously approved the terms of this Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement, and such approval represents all the action necessary to render inapplicable to this Agreement, the Merger and the other transactions contemplated by this Agreement, the restrictions (i) on "business combinations" (as defined in Section 203 of the DGCL ("Section 203")) set forth in Section 203 and (ii) on "Business Combinations" (as defined in Article VII of the Company Certificate ("Article VII")) set forth in Article VII, in each case to the extent, if any, such restrictions would otherwise be applicable to this Agreement, the Merger and the other transactions contemplated by this Agreement. For purposes of Article VII, the approval of the Board of Directors of the Company referred to in the immediately preceding sentence constitutes the approval of the Merger and the other transactions contemplated by this Agreement by the "Continuing Directors" (as defined in Article VII) pursuant to paragraph 1(a) of Article VII. No other state takeover statute or similar statute or regulation or similar provision of the Company Certificate or the Company By-laws applies or purports to apply to this Agreement, the Merger or the other transactions contemplated by this Agreement.

          (s) Brokers and Other Advisors. No broker, investment banker, financial advisor or other person (other than JPMorgan Securities Inc.), the fees and expenses of which will be paid by the Company, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. The Company has delivered to Parent complete and accurate copies of all agreements under which any such fees or expenses are payable and all indemnification and other agreements related to the engagement of the persons to whom such fees are payable. The fees and expenses of all accountants, brokers, financial advisors (including JPMorgan Securities Inc.) and legal counsel (including Latham & Watkins LLP) retained by the Company in connection with this Agreement or the transactions contemplated hereby incurred or to be incurred by the Company will not exceed the fees and expenses set forth in Section 3.01(s) of the Company Disclosure Schedule.

          (t) OPINION OF FINANCIAL ADVISOR. The Company has received the oral opinion of JPMorgan Securities Inc., dated the date hereof, to the effect that, as of such date, the Merger Consideration is fair, from a financial point of view, to the holders of shares of Company Common Stock. A signed copy of the written opinion confirming such oral opinion will be delivered to Parent promptly after delivery thereof to the Company.

          (u) DEVELOPMENT, DISTRIBUTION, MARKETING, SUPPLY AND MANUFACTURING AGREEMENTS. (i)Section 3.01(u) of the Company Disclosure Schedule sets forth, as of the date hereof, a complete and accurate list of all Contracts (other than arrangements with wholesalers entered into in the ordinary course of business consistent with past practice) to which the Company or any of its Subsidiaries is a party (x) relating to research, development, distribution, sale, supply, license, marketing or manufacturing of any product of the Company or any Subsidiary of the Company or any product or patent or other Intellectual Property Right licensed by the Company or any Subsidiary of the Company, in each case that have a remaining value of $250,000 or more individually, (y) relating to the distribution by third parties of any product of the Company or any Subsidiary of the Company or any product or patent or other Intellectual Property Right licensed by the Company or any Subsidiary of the Company and (z) entered into in connection with Biotechnology Research Partners, Ltd. The Company has made available to Parent a complete and accurate copy of each such Contract.

          (ii) Section 3.01(u)(ii) of the Company Disclosure Schedule sets forth a complete and accurate list of all Contracts (other than arrangements with wholesalers entered into in the ordinary course of business consistent with past practice) to which the Company or any of its Subsidiaries is a party relating to the research, development, distribution, sale, supply, license, marketing or manufacturing of any product of the Company or any Subsidiary of the Company or any product, patent or other Intellectual Property Right licensed by the Company or any Subsidiary of the

     Company, which grant an exclusive right to such third party for the research, development, distribution, supply, license, marketing or manufacturing of any such product, patent or other Intellectual Property Right.

          (v) REGULATORY COMPLIANCE. (i) As to each product subject to the FDCA and the FDA regulations promulgated thereunder or similar Legal Provisions in any foreign jurisdiction that are developed, manufactured, tested, distributed and/or marketed by the Company or any of its Subsidiaries (each such product, a "Medical Device", a "Biologic" or a "Drug", as the case may be), each such Medical Device, Biologic or Drug is being developed, manufactured, tested, distributed and/or marketed in compliance with all applicable requirements under the FDCA and similar Legal Provisions, including those relating to investigational use, premarket clearance or marketing approval to market a Medical Device, and applications or abbreviated applications to market a new Biologic or a new Drug, good manufacturing practices, labeling, advertising, record keeping, filing of reports and security, and in compliance with the AMA's guidelines on gifts to physicians, except for failures in compliance that individually or in the aggregate have not had and would not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received any material notice or other material communication from the FDA or any other Governmental Entity (A) contesting the premarket clearance or approval of, the uses of or the labeling or promotion of any products of the Company or any of its Subsidiaries or (B) otherwise alleging any material violation applicable to any Medical Device, Biologic or Drug by the Company or any of its Subsidiaries of any Legal Provision.

          (ii) No Medical Device, Biologic or Drug is under consideration for or has been recalled, withdrawn, suspended or discontinued (other than for commercial or other business reasons) by the Company or any of its Subsidiaries in the United States or outside the United States (whether voluntarily or otherwise). No proceedings in the United States or outside of the United States of which the Company has Knowledge (whether completed or pending) seeking the recall, withdrawal, suspension, seizure or discontinuance of any Medical Device, Biologic or Drug are pending against the Company or any of its Subsidiaries or, to the Knowledge of the Company, any licensee of any Medical Device, Biologic or Drug, nor have any such proceedings been pending at any time in the five year period prior to the date hereof. To the Knowledge of the Company, there are no facts, circumstances or conditions that would reasonably be expected to form the basis for any investigation, suit, claim, action (legal or regulatory) or proceeding (legal or regulatory) with respect to a recall, withdrawal, suspension, seizure or discontinuance of any Drug or Biologic of the Company or with respect to any of the Specified Compounds. Complete and accurate copies of all material data of the Company with respect to the safety or efficacy of the Specified Compounds have been made available to Parent.

          (iii) As to each Biologic or Drug of the Company or any of its Subsidiaries for which a biological license application, new drug application, investigational new drug application or similar state or foreign regulatory application has been approved, the Company and its Subsidiaries are in compliance with 21 U.S.C.ss.ss.355, Section 626 of the Public Health Service Act or 21 C.F.R. Parts 312, 314, 600 or 601 et seq., respectively, and similar Legal Provisions and all terms and conditions of such licenses or applications, except for any such failure or failures to be in compliance which individually or in the aggregate has not had and would not reasonably be expected to have a Material Adverse Effect. As to each such drug, the Company and any relevant Subsidiary of the Company, and the officers, employees or agents of the Company or such Subsidiary, have included in the application for such drug, where required, the certification described in 21 U.S.C.ss. 335a(k)(1) or any similar Legal Provision and the list described in 21 U.S.C.ss. 335a(k)(2) or any similar Legal Provision, and each such certification and list was true, complete and correct in all material respects when made. In addition, the Company and its Subsidiaries are in substantial compliance with all applicable registration and listing requirements set forth in 21 U.S.C.ss.360 and 21 C.F.R. Part 207 and all similar Legal Provisions.

          (iv) No article of any Biologic or Drug manufactured and/or distributed by the Company or any of its Subsidiaries is (A) adulterated within the meaning of 21 U.S.C. ss. 351 (or similar Legal Provisions), (B) misbranded within the meaning of 21 U.S.C. ss. 352 (or similar Legal Provisions) or (C) a product that is in violation of 21 U.S.C. ss. 355 (or similar Legal Provisions), except for failures to be in compliance with the foregoing that individually or in the aggregate have not had and would not reasonably be expected to have a Material Adverse Effect.

          (v) Neither the Company nor any of its Subsidiaries, nor, to the Knowledge of the Company, any officer, employee or agent of the Company or any of its Subsidiaries, has made an untrue statement of a material fact or fraudulent statement to the FDA or any other Governmental Entity, failed to disclose a material fact required to be disclosed to the FDA or any other Governmental Entity, or committed an act, made a statement, or failed to make a statement that, at the time such disclosure was made, would reasonably be expected to provide a basis for the FDA or any other Governmental Entity to invoke its policy respecting "Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities", set forth in 56 Fed. Reg. 46191 (September 10, 1991) or any similar policy. Neither the Company nor any of its Subsidiaries, nor, to the Knowledge of the Company, any officer, employee or agent of the Company or any of its Subsidiaries, has been convicted of any crime or engaged in any conduct for which debarment is mandated by 21 U.S.C.ss. 335a(a) or any similar Legal Provision or authorized by 21 U.S.C. ss. 335a(b) or any similar Legal Provision. Neither the Company nor any of its Subsidiaries, nor, to the Knowledge of the Company, any officer, employee or agent of the Company or any of its Subsidiaries, has been convicted of any crime or engaged in any conduct for which such person or entity could be excluded from participating in the federal health care programs under Section 1128 of the Social Security Act or any similar Legal Provision.

          (vi) Neither the Company nor any of its Subsidiaries has received any written notice that the FDA or any other Governmental Entity has (a) commenced, or threatened to initiate, any action to withdraw its approval or request the recall of any Medical Device, Biologic or Drug, (b) commenced, or threatened to initiate, any action to enjoin production of any

     Medical Device, Biologic or Drug or (c) to the Company's Knowledge, commenced, or threatened to initiate, any action to enjoin the production of any Medical Device, Biologic or Drug produced at any facility where any Medical Device, Biologic or Drug is manufactured, tested or packaged, except for any such action that individually or in the aggregate has not had and would not reasonably be expected to have a Material Adverse Effect.

          (vii) To the Knowledge of the Company, there are no facts, circumstances or conditions that would reasonably be expected to form the basis for any material investigation, suit, claim, action (legal or regulatory) or proceeding (legal or regulatory) by a Governmental Entity against or affecting the Company or any of its Subsidiaries relating to or arising under (a) the FDCA or the regulations of the FDA promulgated thereunder or (b) the Social Security Act or regulations of the Office of the Inspector General of the Department of Health and Human Services.

          (viii) Notwithstanding the foregoing, each representation and warranty made by the Company in this Section 3.01(v) with respect to the Medical Devices, Biologics or Drugs licensed by the Company to third parties (for which the Company has assumed or retained no responsibility for regulatory compliance) set forth on Section 3.01(v)(viii) of the Company Disclosure Schedule shall be deemed to be limited to the Company's Knowledge.

          (w) INSURANCE. Section 3.01(w) of the Company Disclosure Schedule contains a complete and accurate list of all policies of fire, liability, workers' compensation, title and other forms of insurance owned, held by or applicable to the Company (or its assets or business) as of the date hereof, and the Company has heretofore made available to Parent a complete and accurate copy of all such policies, including all occurrence-based policies applicable to the Company (or its assets or business) for all periods prior to the Closing Date. All such policies (or substitute policies with substantially similar terms and underwritten by insurance carriers with substantially similar or higher ratings) are in full force and effect, all premiums with respect thereto covering all periods up to and including the Closing Date have been paid, and no notice of cancellation or termination has been received with respect to any such policy except for such policies, premiums, cancellations or terminations that individually or in the aggregate have not had and would not reasonably be expected to have a Material Adverse Effect. Such policies are sufficient for compliance by the Company with all Contracts to which the Company is a party, and each of the Company and its Subsidiaries has complied in all material respects with the provisions of each such policy under which it is an insured party. The Company has not been refused any insurance with respect to its assets or operations by any insurance carrier to which it has applied for any such insurance or with which it has carried insurance, during the last three
     (3) years. There are no pending or, to the Knowledge of the Company, threatened claims under any insurance policy that individually or in the aggregate have had or would reasonably be expected to have a Material Adverse Effect.

          SECTION 3.02. Representations and Warranties of Parent and Sub. Parent and Sub represent and warrant to the Company as follows:

          (a) Organization, Standing and Corporate Power. Each of Parent and Sub is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated and has all requisite corporate power and authority to carry on its business as now being conducted. Each of Parent and Sub is duly qualified or licensed to do business and is in good standing in each material jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary. Parent has made available to the Company complete and accurate copies of its certificate of incorporation and bylaws and the certificate of incorporation and bylaws of Sub, in each case as amended to date.

          (b) Authority; Noncontravention. Each of Parent and Sub has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of Parent and Sub and no other corporate proceedings on the part of Parent or Sub are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement and the transactions contemplated hereby do not require approval of the holders of any shares of capital stock of Parent. This Agreement has been duly executed and delivered by each of Parent and Sub and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of Parent and Sub, as applicable, enforceable against Parent and Sub, as applicable, in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies (regardless of whether such enforceability is considered in a proceeding at equity or at law). The execution and delivery of this Agreement do not, and the consummation of the Merger and the other transactions contemplated by this Agreement and compliance by Parent and its Subsidiaries with the provisions of this Agreement will not, (x) conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, the Restated Certificate of Incorporation or By-laws of Parent or the Certificate of Incorporation or By-laws of Sub, (y) conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in, termination, cancellation or acceleration of any obligation or to the loss of a benefit under, or result in the creation of any Lien in or upon any of the properties or other assets of Parent or Sub under, any Contract to which Parent or Sub is a party or any of their respective properties or other assets is subject, in any way that would prevent, materially impede or materially delay the consummation by Parent of the Merger (including the payments required to be made pursuant to Article II) or the other transactions contemplated hereby or (z) subject to the governmental filings and other matters referred to in the following sentence, conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, any (A) statute, law, ordinance, rule or regulation applicable to Parent or Sub or their respective properties or other assets or (B) order, writ, injunction, decree, judgment or stipulation, in each case applicable to Parent or Sub or their respective properties or other assets, and in each case, in any way that would prevent, materially impede or materially delay the consummation by Parent of the Merger (including the payments required to be made pursuant to Article II) or the other transactions contemplated hereby. No material consent, approval, order or authorization of, action by or in respect of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Parent or Sub in connection with the execution and delivery of this Agreement by Parent and Sub or the consummation by Parent and Sub of the Merger or the other transactions contemplated by this Agreement, except for (1) the filing of a premerger notification and report form by Parent under the HSR Act and the receipt, termination or expiration, as applicable, of approvals or waiting periods required under the HSR Act or any other applicable competition, merger control, antitrust or similar law or regulation and (2) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware.

          (c) Information Supplied. None of the information supplied or to be supplied by or on behalf of Parent or Sub specifically for inclusion or incorporation by reference in the Proxy Statement will, at the date it is first mailed to the stockholders of the Company and at the time of the Stockholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

          (d) Interim Operations of Sub. Sub was formed solely for the purpose of engaging in the transactions contemplated hereby, has engaged in no other business activities and has conducted its operations only as contemplated hereby.

          (e) Capital Resources. Parent has, and will have at the Effective Time, sufficient cash to pay the aggregate Merger Consideration.

          (f) Brokers. No broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Sub.

          (g) Company Stock. Neither Parent nor Sub is, nor at any time during the last three years has it been, an "interested stockholder" of the Company as defined in Section 203. As of the date hereof, neither Parent nor Sub owns (directly or indirectly, beneficially or of record), and is not a party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in each case, any shares of capital stock of the Company (except as contemplated by this Agreement and except for any such shares that may be owned by any employee benefit or other plan administered by or on behalf of Parent or any of its Subsidiaries, to the extent the determination to acquire such shares was not directed by Parent or Sub).

                                  ARTICLE IV

                   COVENANTS RELATING TO CONDUCT OF BUSINESS

          SECTION 4.01. CONDUCT OF BUSINESS. (a) CONDUCT OF BUSINESS BY THE COMPANY. During the period from the date of this Agreement to the Effective Time, except as set forth in Section 4.01(a) of the Company Disclosure Schedule or as consented to in writing in advance by Parent or as expressly permitted pursuant to this Section 4.01(a)(i) through (xvi) or otherwise pursuant to this Agreement, the Company shall, and shall cause each of its Subsidiaries to, carry on its business in the ordinary course consistent with past practice (including in respect of research and development activities and programs) and in compliance in all material respects with all applicable laws, rules, regulations and treaties and, to the extent consistent therewith, use commercially reasonable efforts to preserve intact its current business organizations, keep available the services of its current officers, employees and consultants and preserve its relationships with customers, suppliers, licensors, licensees, distributors and others having business dealings with it with the intention that its goodwill and ongoing business shall be unimpaired at the Effective Time. In addition to and without limiting the generality of the foregoing, during the period from the date of this Agreement to the Effective Time, except as otherwise set forth in Section 4.01(a) of the Company Disclosure Schedule or as otherwise expressly permitted pursuant to this Agreement, the Company shall not, and shall not permit any of its Subsidiaries to, without Parent's prior written consent:

               (i) (x) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property) in respect of, any of its capital stock, other than dividends or distributions by a direct or indirect wholly owned Subsidiary of the Company to its shareholders, (y) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (z) purchase, redeem or otherwise acquire any shares of its capital stock or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities, except for purchases, redemptions or other acquisitions of capital stock or other securities required under the terms of any plans, arrangements or agreements existing on the date hereof between the Company or any of its Subsidiaries and any director, officer, employee or consultant of the Company or any of its Subsidiaries (complete and accurate copies of which have been heretofore delivered to Parent);

               (ii) issue, deliver, sell, grant, pledge or otherwise encumber or subject to any Lien any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities, or any "phantom" stock, "phantom" stock rights, stock appreciation rights or stock based performance units, including pursuant to Contracts as in effect on the date hereof (other than the issuance of shares of Company Common Stock upon the conversion of Company Preferred Stock or Company Notes, or the exercise of Company Stock Options (including rights under the ESPP, subject to Section 5.04(b)) or Warrants, in each case outstanding on the date hereof in accordance with their terms on the date hereof);

               (iii) amend (x) the Company Certificate or the Company By-laws or other comparable charter or organizational documents of any of the Company's Subsidiaries or (y) the Certificate of Designation with respect to the Company Preferred Stock or the Indenture dated as of August 5, 2002 between the Company and Wells Fargo Bank, National Association, with respect to the Company Notes, in each case except as may be required by law or the rules and regulations of the SEC or The Nasdaq Stock Market, Inc.;

               (iv) directly or indirectly acquire (x) by merging or consolidating with, or by purchasing assets of, or by any other manner, any person or division, business or equity interest of any person or (y) any asset or assets that, individually, has a purchase price in excess of $500,000 or, in the aggregate, have a purchase price in excess of $1,000,000, except for new capital expenditures, which shall be subject to the limitations of clause (vii) below, and except for purchases of components, raw materials or supplies in the ordinary course of business consistent with past practice;

               (v) (x) sell, lease, license, mortgage, sell and leaseback or otherwise encumber or subject to any Lien or otherwise dispose of any of its properties or other assets or any interests therein (including securitizations), except for sales of inventory and used equipment in the ordinary course of business consistent with past practice; or (y) enter into, modify or amend any lease of property, except for modifications or amendments that are not materially adverse to the Company and its Subsidiaries taken as a whole;

               (vi) (x) incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or calls, options, warrants or other rights to acquire any debt securities of the Company or any of its Subsidiaries, guarantee any debt securities of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing or (y) make any loans, advances or capital contributions to, or investments in, any other person, other than to employees in the ordinary course of business consistent with past practice;

               (vii) make any new capital expenditure or expenditures in excess of the amounts set forth in Section 4.01(a)(vii) of the Company Disclosure Schedule;

               (viii) except as required by law or any judgment by a court of competent jurisdiction, (v) pay, discharge, settle or satisfy any material claims, liabilities, obligations or litigation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge, settlement or satisfaction in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities disclosed, reflected or reserved against in the most recent financial statements (or the notes thereto) of the Company included in the Filed Company SEC Documents (for amounts not in excess of such reserves) or incurred since the date of such financial statements in the ordinary course of business consistent with past practice, (w) cancel any indebtedness (other than upon the conversion of any Company Notes outstanding on the date hereof in accordance with their terms on the date hereof), (x) waive or assign any claims or rights of substantial value or (y) waive any benefits of, or agree to modify in any respect, or, subject to the terms hereof, knowingly fail to enforce, or consent to any matter with respect to which consent is required under, any standstill or similar agreement containing provisions prohibiting a third party from purchasing the capital stock of the Company or otherwise seeking to influence or exercise control over the Company to which the Company or any of its Subsidiaries is a party or (z) waive any material benefits of, or agree to modify in any material respect, or, subject to the terms hereof, knowingly fail to enforce in any material respect, or consent to any matter with respect to which consent is required under, any material confidentiality or similar agreement to which the Company or any of its Subsidiaries is a party;

               (ix) enter into any material Contracts relating to the research, clinical trial, development, distribution, sale, supply, license, marketing, co-promotion or manufacturing of products of the Company or any Subsidiary of the Company or products licensed by the Company or any Subsidiary of the Company, or the Intellectual Property Rights of the Company or any

          Subsidiary of the Company, other than (x) confidentiality agreements entered into in the ordinary course of business consistent with past practice containing customary terms which do not impose any obligations on the Company or its Subsidiaries other than those relating to the treatment of confidential information, (y) consulting agreements entered into in the ordinary course of business consistent with past practice which individually have aggregate values of no more than $50,000 and (z) pursuant to any such Contracts currently in place (that have been disclosed in writing to Parent prior to the date hereof) in accordance with their terms as of the date hereof;

               (x) enter into, modify, amend or terminate any material Contract or waive, release or assign any material rights or claims thereunder, which if so entered into, modified, amended, terminated, waived, released or assigned would reasonably be expected to (A) materially adversely affect the Company, (B) impair in any material respect the ability of the Company to perform its obligations under this Agreement or (C) prevent or materially delay the consummation of the transactions contemplated by this Agreement;

               (xi) enter into any Contract to the extent consummation of the transactions contemplated by this Agreement or compliance by the Company with the provisions of this Agreement would reasonably be expected to conflict with, or result in a violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in, termination, cancellation or acceleration of any obligation or to the loss of a benefit under, or result in the creation of any Lien in or upon any of the properties or other assets of the Company or any of its Subsidiaries under, or give rise to any increased, additional, accelerated, or guaranteed right or entitlements of any third party under, or result in any material alteration of, any provision of such Contract;

               (xii) enter into any Contract containing any restriction on the ability of the Company or any of its Subsidiaries to assign its rights, interests or obligations thereunder, unless such restriction expressly excludes any assignment to Parent or any of its Subsidiaries in connection with or following the consummation of the Merger and the other transactions contemplated by this Agreement;

               (xiii) sell, transfer or license to any person or otherwise extend, amend or modify any rights to the Intellectual Property Rights of the Company or any of its Subsidiaries, other than pursuant to (x) confidentiality agreements entered into in the ordinary course of business consistent with past practice containing customary terms which do not impose any obligations on the Company or its Subsidiaries other than those relating to the treatment of confidential information, (y) consulting agreements entered into in the ordinary course of business consistent with past practice which individually have aggregate values of no more than $50,000 and (z) any such Contracts currently in place (that have been disclosed in writing to Parent prior to the date hereof) in accordance with their terms as of the date hereof;

               (xiv) except as otherwise contemplated by this Agreement or as required to ensure that any Company Benefit Plan or Company Benefit Agreement is not then out of compliance with applicable law or to comply with any Contract or Company Benefit Plan or Company Benefit Agreement entered into prior to the date hereof (complete and accurate copies of which have been heretofore delivered to Parent),
          (A) adopt, enter into, terminate or amend (I) any collective bargaining agreement or Company Benefit Plan or (II) any Company Benefit Agreement or other agreement, plan or policy involving the Company or any of its Subsidiaries and one or more of their respective current or former directors, officers, employees or consultants, (B) increase in any manner the compensation, bonus or fringe or other benefits of, or pay any bonus of any kind or amount whatsoever to, any current or former director, officer, employee or consultant, except for any planned salary increases and payment of bonuses, each as described in Section 4.01(a)(xiv) of the Company Disclosure Schedule, (C) pay any benefit or amount not required under any Company Benefit Plan or Company Benefit Agreement or any other benefit plan or arrangement of the Company or any of its Subsidiaries as in effect on the date of this Agreement, other than as contemplated in clause (B), (D) grant or pay any severance or termination pay or increase in any manner the severance or termination pay of any current or former director, officer, employee or consultant of the

          Company or any of its Subsidiaries, (E) grant any awards under any bonus, incentive, performance or other compensation plan or arrangement, Company Benefit Agreement or Company Benefit Plan (including the grant of Company Stock Options (including rights under the ESPP), Company Restricted Stock, "phantom" stock, stock appreciation rights, "phantom" stock rights, stock based or stock related awards, performance units or restricted stock or the removal of existing restrictions in any Company Benefit Agreements, Company Benefit Plans or agreements or awards made thereunder), other than as contemplated in clause (B), (F) amend or modify any Stock Option or Warrant, (G) take any action to fund or in any other way secure the payment of compensation or benefits under any employee plan, agreement, contract or arrangement or Company Benefit Plan or Company Benefit Agreement, (H) take any action to accelerate the vesting or payment of any compensation or benefit under any Company Benefit Plan or Company Benefit Agreement or (I) materially change any actuarial or other assumption used to calculate funding obligations with respect to any Company Pension Plan or change the manner in which contributions to any Company Pension Plan are made or the basis on which such contributions are determined;

               (xv) except as required by GAAP or by the Company's independent public accountants, revalue any material assets of the Company or any of its Subsidiaries or make any material change in accounting methods, principles or practices; or

               (xvi) authorize any of, or commit, resolve, propose or agree to take any of, the foregoing actions.

          (b) Other Actions. The Company, Parent and Sub shall not, and shall not permit any of their respective Subsidiaries to, take any action that would, or that would reasonably be expected to, result in any of the conditions to the Merger set forth in Article VI not being satisfied.

          (c) Advice of Changes; Filings. The Company and Parent shall promptly advise the other party orally and in writing if, to such party's Knowledge, (i) any representation or warranty made by it (and, in the case of Parent, made by Sub) contained in this Agreement that is qualified as to materiality becomes untrue or inaccurate in any respect or any such representation or warranty that is not so qualified becomes untrue or inaccurate in any material respect or (ii) it (and, in the case of Parent, Sub) fails to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties (or remedies with respect thereto) or the conditions to the obligations of the parties under this Agreement. The Company and Parent shall, to the extent permitted by law, promptly provide the other with copies of all filings made by such party with any Governmental Entity in connection with this Agreement and the transactions contemplated hereby, other than the portions of such filings that include confidential information not directly related to the transactions contemplated by this Agreement.

          (d) Certain Tax Matters. (i) During the period from the date of this Agreement to the Effective Time, the Company shall, and shall cause each of its Subsidiaries to, (A) timely file all tax returns ("Post-Signing Returns") required to be filed by or on behalf of each such entity; (B) timely pay all taxes due and payable in respect of such Post-Signing Returns that are so filed; (C) accrue a reserve in the books and records and financial statements of any such entity in accordance with past practice for all taxes payable by such entity for which no Post-Signing Return is due prior to the Effective Time; (D) promptly notify Parent of any suit, claim, action, investigation, proceeding or audit (collectively, "Actions") pending against or with respect to the Company or any of its Subsidiaries in respect of any material amount of tax and not settle or compromise any such Action without Parent's consent; (E) not make any material tax election or settle or compromise any material tax liability, other than with Parent's consent or other than in the ordinary course of business; and (F) cause all existing tax sharing agreements, tax indemnity obligations and similar agreements, arrangements or practices with respect to taxes to which the Company or any of its Subsidiaries is or may be a party or by which the Company or any of its Subsidiaries is or may otherwise be bound to be terminated as of the Closing Date so that after such date neither the Company nor any of its Subsidiaries shall have any further rights or liabilities thereunder. Any tax returns described in this Section 4.01(d) shall be complete and correct in all material respects and shall be prepared on a basis consistent with the past practice of the Company, provided that no Post-Signing Returns shall be filed with any taxing authority without Parent's prior written consent.

          (ii) The Company shall deliver to Parent at or prior to the Closing a certificate, in form and substance satisfactory to Parent, duly executed and acknowledged, certifying that the payment of the Merger Consideration and any payments made in respect of Appraisal Shares pursuant to the terms of this Agreement are exempt from withholding pursuant to the Foreign Investment in Real Property Tax Act.

          SECTION 4.02. NO SOLICITATION. (a) The Company shall not, nor shall it authorize or permit any of its Subsidiaries or any of their respective directors, officers or employees or authorize or knowingly permit any investment banker, financial advisor, attorney, accountant or other advisor, agent or representative (collectively, "Representatives") retained by it or any of its Subsidiaries to (and shall instruct such Representatives not to), directly or indirectly through another person, (i) solicit, initiate or knowingly encourage, or take any other action designed to, or which could reasonably be expected to, facilitate, any Takeover Proposal or (ii) enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any person any information, or otherwise cooperate in any way with, any Takeover Proposal. The Company shall, and shall cause its Subsidiaries to, immediately cease and cause to be terminated all existing discussions or negotiations with any person conducted heretofore with respect to any Takeover Proposal and request the prompt return or destruction of all confidential information previously furnished. Notwithstanding the foregoing, at any time prior to obtaining the Stockholder Approval, in response to a bona fide written Takeover Proposal that the Board of Directors of the Company determines in good faith (after consultation with outside counsel and a financial advisor of nationally recognized reputation) constitutes or is reasonably likely to lead to a Superior Proposal, and which Takeover Proposal was not solicited after the date hereof and was made after the date hereof and did not otherwise result from a breach of this Section 4.02(a), the Company may, if its Board of Directors determines in good faith (after consultation with outside counsel) that the failure to do so would result in a breach of its fiduciary duties to the stockholders of the Company under applicable law, and subject to compliance with Section 4.02(c), (x) furnish information with respect to the Company and its Subsidiaries to the person making such Takeover Proposal (and its Representatives) pursuant to a customary confidentiality agreement not less restrictive as a whole of such person than the Confidentiality Agreement, provided that all such information has previously been provided to Parent or is provided to Parent prior to or substantially concurrent with the time it is provided to such person, and (y) participate in discussions or negotiations with the person making such Takeover Proposal (and its Representatives) regarding such Takeover Proposal.

          The term "Takeover Proposal" means any inquiry, proposal or offer from any person relating to, or that would reasonably be expected to lead to, any direct or indirect acquisition or purchase, in one transaction or a series of transactions, of assets or businesses that constitute 15% or more of the revenues, net income or the assets of the Company and its Subsidiaries, taken as a whole, or 15% or more of any class of equity securities of the Company or any of its Subsidiaries, any tender offer or exchange offer that if consummated would result in any person beneficially owning 15% or more of any class of equity securities of the Company or any of its Subsidiaries, or any merger, consolidation, business combination, recapitalization, liquidation, dissolution, joint venture, binding share exchange or similar transaction involving the Company or any of its Subsidiaries pursuant to which any person or the shareholders of any person would own 15% or more of any class of equity securities of the Company or any of its Subsidiaries or of any resulting parent company of the Company, other than the transactions contemplated by this Agreement.

          The term "Superior Proposal" means any bona fide offer made by a third party that if consummated would result in such person (or its stockholders) owning, directly or indirectly, all or substantially all of the shares of Company Common Stock then outstanding (or of the surviving entity in a merger or the direct or indirect parent of the surviving entity in a merger) or all or substantially all the assets of the Company, which the Board of Directors of the Company determines in good faith (after consultation with a financial advisor of nationally recognized reputation) to be (i) more favorable to the stockholders of the Company from a financial point of view than the Merger (taking into account all the terms and conditions of such proposal and this Agreement (including any changes to the financial terms of this Agreement proposed by Parent in response to such offer or otherwise)) and
(ii) reasonably capable of being completed, taking into account all financial, legal, regulatory and other aspects of such proposal.

          (b) Neither the Board of Directors of the Company nor any committee thereof shall (i) (A) withdraw (or modify in a manner adverse to Parent), or publicly propose to withdraw (or modify in a manner adverse to Parent), the approval, recommendation or declaration of advisability by such Board of Directors or any such committee thereof of this Agreement, the Merger or the other transactions contemplated by this Agreement or (B) recommend, adopt or approve, or propose publicly to recommend, adopt or approve, any Takeover Proposal (any action described in this clause (i) being referred to as a "Company Adverse Recommendation Change") or (ii) approve or recommend, or propose to approve or recommend, or allow the Company or any of its Subsidiaries to execute or enter into, any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement or other similar agreement constituting or related to, or that is intended to or would reasonably be expected to lead to, any Takeover Proposal (other than a confidentiality agreement referred to in Section 4.02(a)) (an "Acquisition Agreement"). Notwithstanding the foregoing, at any time prior to obtaining the Stockholder Approval, the Board of Directors of the Company may, if such Board of Directors determines in good faith (after consultation with outside counsel) that the failure to do so would result in a breach of its fiduciary duties to the stockholders of the Company under applicable law, (x) make a Company Adverse Recommendation Change or (y) in response to a Superior Proposal that was not solicited after the date hereof and was made after the date hereof and did not otherwise result from a breach of this Section 4.02, cause the Company to terminate this Agreement (and concurrently with or after such termination, if it so chooses, cause the Company to enter into any Acquisition Agreement with respect to any Superior Proposal); provided, however, that (1) no Company Adverse Recommendation Change may be made and (2) no such termination of this Agreement by the Company may be made, in each case until after the third business day following Parent's receipt of written notice from the Company advising Parent that the Board of Directors of the Company intends to make a Company Adverse Recommendation Change or terminate this Agreement pursuant to this Section 4.02(b) and specifying the reasons therefor, including the terms and conditions of any Superior Proposal that is the basis of the proposed action by the Board of Directors (it being understood and agreed that any amendment to the financial terms or any other material term of such Superior Proposal shall require a new written notice by the Company and a new two business day period). In determining whether to make a Company Adverse Recommendation Change or to terminate this Agreement pursuant to this Section 4.02(b), the Board of Directors of the Company shall take into account any changes to the financial terms of this Agreement proposed by Parent in response to any such written notice by the Company or otherwise.

          (c) In addition to the obligations of the Company set forth in paragraphs (a) and (b) of this Section 4.02, the Company shall promptly advise Parent orally and in writing of any Takeover Proposal, the material terms and conditions of any such Takeover Proposal (including any changes thereto) and the identity of the person making any such Takeover Proposal. The Company shall keep Parent fully informed of the status and material details (including any material change to the terms thereof) of any such Takeover Proposal.

          (d) Nothing contained in this Section 4.02 shall prohibit the Company from (x) taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or (y) making any disclosure to the stockholders of the Company if, in the good faith judgment of the Board of Directors of the Company (after consultation with outside counsel) failure to so disclose would be inconsistent with its obligations under applicable law, including the Board of Directors' duty of candor to the stockholders of the Company; provided, however, that in no event shall the Company or its Board of Directors or any committee thereof take, or agree or resolve to take, any action prohibited by Section 4.02(b).

                                  ARTICLE V

                             ADDITIONAL AGREEMENTS

          SECTION 5.01. PREPARATION OF THE PROXY STATEMENT; STOCKHOLDERS' MEETING. (a) As promptly as practicable following the date of this Agreement, the Company and Parent shall prepare and the Company shall file with the SEC the Proxy Statement and the Company shall use its commercially reasonable efforts to respond as promptly as practicable to any comments of the SEC with respect thereto and to cause the Proxy Statement to be mailed to the stockholders of the Company as promptly as practicable following the date of this Agreement. The Company shall promptly notify Parent upon the receipt of any comments from the SEC or the staff of the SEC or any request from the SEC or the staff of the SEC for amendments or supplements to the Proxy Statement and shall provide Parent with copies of all correspondence between the Company and its Representatives, on the one hand, and the SEC and the staff of the SEC, on the other hand. Notwithstanding the foregoing, prior to filing or mailing the Proxy Statement (or any amendment or supplement thereto) or responding to any comments of the SEC or the staff of the SEC with respect thereto, the Company (i) shall provide Parent an opportunity to review and comment on such document or response and (ii) shall include in such document or response all comments reasonably proposed by Parent; provided, that Parent shall use commercially reasonable efforts to provide or cause to be provided its comments to the Company as promptly as reasonably practicable after the Proxy Statement is transmitted to Parent for its review.

          (b) The Company shall, as soon as practicable following the date of this Agreement, establish a record date for, duly call, give notice of, convene and hold a meeting of its stockholders (the "Stockholders' Meeting") solely for the purpose of obtaining the Stockholder Approval. Subject to Sections 4.02(b) and 4.02(d), the Company shall, through its Board of Directors, recommend to its stockholders adoption of this Agreement and shall include such recommendation in the Proxy Statement. Without limiting the generality of the foregoing, the Company's obligations pursuant to the first sentence of this Section 5.01(b) shall not be affected by (i) the commencement, public proposal, public disclosure or communication to the Company of any Takeover Proposal or (ii) the withdrawal or modification by the Board of Directors of the Company or any committee thereof of such Board of Directors' or such committee's approval or recommendation of this Agreement, the Merger or the other transactions contemplated by this Agreement.

          SECTION 5.02. ACCESS TO INFORMATION; CONFIDENTIALITY. The Company shall afford to Parent, and to Parent's officers, employees, accountants, counsel, financial advisors and other Representatives, reasonable access (including for the purpose of coordinating integration activities and transition planning with the employees of the Company and its Subsidiaries) during normal business hours and upon reasonable prior notice to the Company during the period prior to the Effective Time or the termination of this Agreement to all its and its Subsidiaries' properties, books, contracts, commitments, personnel and records and, during such period, the Company shall furnish promptly to Parent (a) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of Federal or state securities laws, (b) a copy of each correspondence or written communication with any United States Federal governmental agency and (c) all other information concerning its and its Subsidiaries' business, properties and personnel as Parent may reasonably request. Except for disclosures expressly permitted by the terms of the Confidentiality Agreement dated as of December 15, 2002 between Parent and the Company (as it may be amended from time to time, the "Confidentiality Agreement"), Parent shall hold, and shall cause its officers, employees, accountants, counsel, financial advisors and other Representatives to hold, all information received from the Company, directly or indirectly, in confidence in accordance with the Confidentiality Agreement. No investigation pursuant to this Section 5.02 or information provided or received by any party hereto pursuant to this Agreement will affect any of the representations or warranties of the parties hereto contained in this Agreement or the conditions hereunder to the obligations of the parties hereto.

          SECTION 5.03. COMMERCIALLY REASONABLE EFFORTS. Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use its commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including using commercially reasonable efforts to accomplish the following: (i) the taking of all acts necessary to cause the conditions to Closing to be satisfied as promptly as practicable, (ii) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings (including filings with Governmental Entities) and the taking of all steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity and

(iii) the obtaining of all necessary consents, approvals or waivers from third parties; provided that none of the Company, Parent or Sub shall be required to make any payment to any such third parties or concede anything of value to obtain such consents. In connection with and without limiting the foregoing, the Company and Parent shall duly file with the U.S. Federal Trade Commission and the Antitrust Division of the Department of Justice the notification and report form (the "HSR Filing") required under the HSR Act with respect to the transactions contemplated by this Agreement as promptly as practicable. The HSR Filing shall be in substantial compliance with the requirements of the HSR Act. Each party shall cooperate with the other party to the extent necessary to assist the other party in the preparation of its HSR Filing, to request early termination of the waiting period required by the HSR Act and, if requested, to promptly amend or furnish additional information thereunder. The Company and its Board of Directors shall (1) take all reasonable action necessary to ensure that no state takeover statute or similar statute or regulation is or becomes applicable to this Agreement, the Merger or any of the other transactions contemplated by this Agreement and (2) if any state takeover statute or similar statute becomes applicable to this Agreement, the Merger or any of the other transactions contemplated by this Agreement, take all reasonable action necessary to ensure that the Merger and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on this Agreement, the Merger and the other transactions contemplated by this Agreement. Nothing in this Agreement shall be deemed to require Parent to agree to, or proffer to, divest or hold separate any assets or any portion of any business of Parent, the Company or any of their respective Subsidiaries.

          SECTION 5.04. COMPANY STOCK OPTIONS; ESPP. (a) As soon as practicable following the date of this Agreement, the Board of Directors of the Company (or, if appropriate, any committee thereof administering the Company Stock Plans) shall adopt such resolutions or take such other actions as may be required to effect the following:

               (i) adjust the terms of all outstanding Company Stock Options (other than rights granted under the ESPP), whether vested or unvested, as necessary to provide that, at the Effective Time, each such Company Stock Option outstanding immediately prior to the

          Effective Time shall be amended and converted into an option to acquire, on the same terms and conditions as were applicable under such Company Stock Option, the number of shares of common stock, par value $1.00 per share, of Parent ("Parent Common Stock") (rounded down to the nearest whole share) determined by multiplying the number of shares of Company Common Stock subject to such Company Stock Option by the Option Exchange Ratio (as defined below), at a price per share of Parent Common Stock equal to (A) the aggregate exercise price for the shares of Company Common Stock otherwise purchasable pursuant to such Company Stock Option divided by (B) the aggregate number of shares of Parent Common Stock deemed purchasable pursuant to such Company Stock Option (each, as so adjusted, an "Adjusted Option"), provided that such exercise price shall be rounded up to the nearest whole cent. The "Option Exchange Ratio" means the quotient obtained by dividing the Common Stock Merger Consideration by the Average Closing Price (as defined below) and rounding to the nearest 1/10,000. The "Average Closing Price" means the amount equal to the average per share closing price of Parent Common Stock, as reported on the New York Stock Exchange Composite Transaction Tape for the five (5) consecutive trading days ending with the second trading day immediately preceding the Effective Time;

               (ii) adjust the terms of each share of Company Restricted Stock as necessary to provide that the restrictions on such shares shall lapse at the Effective Time; and

               (iii) make such other changes to the Company Stock Plans as Parent and the Company may agree are appropriate to give effect to the Merger.

          (b) As soon as practicable following the date of this Agreement, the Board of Directors of the Company (or, if appropriate, any committee of the Board of Directors of the Company administering the ESPP), shall adopt such resolutions or take such other actions as may be required to provide that (i) participants may not increase their payroll deductions or purchase elections from those in effect on the date of this Agreement, (ii) no offering period shall be commenced after the date of this Agreement, (iii) each participant's outstanding right to purchase shares of

Company Common Stock under the ESPP shall terminate on the day immediately prior to the day on which the Effective Time occurs, provided that all amounts allocated to each participant's account under the ESPP as of such date shall thereupon be used to purchase from the Company whole shares of Company Common Stock at the applicable price determined under the terms of the ESPP for then outstanding offering periods using such date as the final purchase date for each such offering period and (iv) the ESPP shall terminate immediately following the purchases of Company Common Stock on the day prior to the day on which the Effective Time occurs.

          (c) The adjustments provided in Section 5.04(a)(i) with respect to any Company Stock Options that are "incentive stock options" as defined in
Section 422 of the Code shall be and are intended to be effected in a manner which is consistent with Section 424(a) of the Code.

          (d) As soon as practicable following the Effective Time, Parent shall deliver to the holders of Adjusted Options appropriate notices setting forth such holders' rights pursuant to the respective Company Stock Plans and the agreements evidencing the grants of such Adjusted Options, including that such Adjusted Options and agreements have been assumed by Parent and shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section 5.04 after giving effect to the Merger).

          (e) As soon as practicable following the Effective Time, Parent shall prepare and file with the SEC a registration statement on Form S-8 (or another appropriate form) registering a number of shares of Parent Common Stock equal to the number of shares of Parent Common Stock subject to the Adjusted Options. Such registration statement shall be kept effective (and the current status of the prospectus or prospectuses required thereby shall be maintained) at least for so long as any Adjusted Options may remain outstanding.

          (f) Except as otherwise contemplated by this Section 5.04 and except to the extent required under the respective terms of the Adjusted Options, all restrictions or limitations on transfer and vesting with respect to Adjusted Options awarded under the Company Stock Plans or any other plan, program or arrangement of the Company or any of its Subsidiaries, to the extent that such restrictions or limitations shall not have already lapsed, shall remain in full force and effect with respect to such Adjusted Options after giving effect to the Merger and the assumption by Parent as set forth above.

(g) The Company shall ensure that following the Effective Time, no holder of a Company Stock Option (or former holder of a Company Stock Option) or any participant in any Company Stock Plan, Company Benefit Plan or Company Benefit Agreement shall have any right thereunder to acquire any capital stock of the Company or the Surviving Corporation or any other equity interest therein (including "phantom" stock or stock appreciation rights).

          SECTION 5.05. INDEMNIFICATION, ADVANCEMENT OF EXPENSES, EXCULPATION AND INSURANCE. (a) Parent shall cause the Surviving Corporation to assume the obligations with respect to all rights to indemnification, advancement of expenses and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time now existing in favor of the current or former directors or officers of the Company as provided in the Company Certificate, the Company By-laws or any indemnification agreement between such directors or officers and the Company (in each case, as in effect on the date hereof), without further action, as of the Effective Time and such obligations shall survive the Merger and shall continue in full force and effect for a period of not less than six years from and after the Effective Time; provided, that in the event any claim or claims are asserted or made within such six year period, all rights to indemnification in respect of any claim or claims shall continue until final disposition of any and all such claims.

          (b) In the event that the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and other assets to any person, then, and in each such case, Parent shall cause proper provision to be made so that the successors and assigns of the Surviving Corporation shall expressly assume the obligations set forth in this Section 5.05.

          (c) For six years after the Effective Time, Parent shall maintain (directly or indirectly through the Company's existing insurance programs) in effect the

Company's current directors' and officers' liability insurance in respect of acts or omissions occurring at or prior to the Effective Time, covering each person currently covered by the Company's directors' and officers' liability insurance policy (a complete and accurate copy of which has been heretofore delivered to Parent), on terms with respect to such coverage and amounts no less favorable than those of such policy in effect on the date hereof; provided, however, that Parent may (i) substitute therefor policies of Parent containing terms with respect to coverage (including as coverage relates to deductibles and contractual provisions) and amount no less favorable to such directors and officers or (ii) request that the Company obtain such extended reporting period coverage under its existing insurance programs (to be effective as of the Effective Time); provided further, however, that in satisfying its obligation under this Section 5.05(c), neither the Company nor Parent shall be obligated to pay more than $8,200,000 in the aggregate, less any applicable credit (the "Premium Amount"), to obtain such coverage. It is understood and agreed that in the event such coverage cannot be obtained for the Premium Amount or less in the aggregate, Parent shall be obligated to provide such coverage as may be obtained for the Premium Amount.

          (d) The provisions of this Section 5.05 (i) are intended to be for the benefit of, and will be enforceable by, each indemnified party, his or her heirs and his or her representatives and (ii) are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have by contract or otherwise.

          SECTION 5.06. FEES AND EXPENSES. (a) Except as provided in paragraph
(b) of this Section 5.06, all fees and expenses incurred in connection with this Agreement, the Merger and the other transactions contemplated by this Agreement shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated; provided, that the fees and expenses incurred in connection with the printing, filing and mailing to stockholders of the Proxy Statement and the solicitation of the Stockholder Approval, and all SEC and other regulatory filing fees incurred in connection with the Proxy Statement, shall be shared equally by the Company and Parent.

          (b) In the event that (i) this Agreement is terminated by Parent pursuant to Section 7.01(e), (ii) this

Agreement is terminated by the Company pursuant to Section 7.01(f) or (iii)
(A) prior to the obtaining of the Stockholder Approval, a Takeover Proposal shall have been made to the Company or shall have been made directly to the stockholders of the Company generally or shall have otherwise become publicly known or any person shall have publicly announced an intention (whether or not conditional) to make a Takeover Proposal, (B) thereafter this Agreement is terminated by either Parent or the Company pursuant to Section 7.01(b)(i) (but only if a vote to obtain the Stockholder Approval or the Stockholders' Meeting has not been held) or Section 7.01(b)(iii) and (C) within 9 months after such termination, the Company enters into a definitive agreement to consummate, or consummates, the transactions contemplated by any Takeover Proposal, then the Company shall pay Parent a fee equal to $70,000,000 (the "Termination Fee") by wire transfer of same-day funds (x) in the case of a payment required by clause (i) above, on the first business day following the date of termination of this Agreement, (y) in the case of a payment required by clause (ii) above, on the date of termination of this Agreement and (z) in the case of a payment required by clause (iii) above, on the first business day following the date of the first to occur of the events referred to in clause (iii)(C).

          (c) The Company and Parent acknowledge and agree that the agreements contained in Section 5.06(b) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Parent would not enter into this Agreement; accordingly, if the Company fails promptly to pay the amount due pursuant to Section 5.06(b), and, in order to obtain such payment, Parent commences a suit that results in a judgment against the Company for the Termination Fee, the Company shall pay to Parent its costs and expenses (including attorneys' fees and expenses) in connection with such suit, together with interest on the amount of the Termination Fee from the date such payment was required to be made until the date of payment at the prime rate of Citibank, N.A. in effect on the date such payment was required to be made.

          SECTION 5.07. PUBLIC ANNOUNCEMENTS. Except with respect to any Company Adverse Recommendation Change made in accordance with the terms of this Agreement, Parent and the Company shall consult with each other before issuing, and give each other the opportunity to review and comment upon, any press release or other public statements with respect to the transactions contemplated by this Agreement, including the Merger, and shall not issue any such press release or make any such public statement prior to such consultation, except as such party may reasonably conclude may be required by applicable law, court process or by obligations pursuant to any listing agreement with any national securities exchange or national securities quotation system. The parties agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement shall be in the form heretofore agreed to by the parties.

          SECTION 5.08. STOCKHOLDER LITIGATION. The Company shall give Parent the opportunity to participate in the defense or settlement of any stockholder litigation against the Company and/or its directors relating to the transactions contemplated by this Agreement, and no such settlement shall be agreed to without Parent's prior written consent, such consent not to be unreasonably withheld or delayed.

          SECTION 5.09. EMPLOYEE MATTERS. (a) For a period of not less than twelve months following the Effective Time, the employees of the Company who remain in the employment of the Surviving Corporation and its Subsidiaries (the "Continuing Employees") shall receive employee benefits that in the aggregate are substantially comparable to the employee benefits provided under the Company's employee benefit plans to such employees immediately prior to the Effective Time; provided that neither Parent nor the Surviving Corporation nor any of their Subsidiaries shall have any obligation to issue, or adopt any plans or arrangements providing for the issuance of shares of capital stock, warrants, options, stock appreciation rights or other rights in respect of any shares of capital stock of any entity or any securities convertible or exchangeable into such shares pursuant to any such plans or arrangements; provided, further, that no plans or arrangements of the Company or any of its Subsidiaries providing for such issuance nor the Company's Flexible Time Off program shall be taken into account in determining whether employee benefits are substantially comparable in the aggregate.

          (b) Nothing contained herein shall be construed as requiring, and the Company shall take no action that would have the effect of requiring, Parent or the Surviving Corporation to continue any specific plans or to continue the employment of any specific person.

          (c) Parent shall cause the Surviving Corporation to recognize the service of each Continuing Employee as if such service had been performed with Parent (i) for purposes of vesting (but not benefit accrual) under Parent's defined benefit pension plan, (ii) for purposes of eligibility for vacation under Parent's vacation program, (iii) for purposes of eligibility and participation under any health or welfare plan maintained by Parent (other than any post-employment health or post-employment welfare plan) and (iv) unless covered under another arrangement with or of the Company, for benefit accrual purposes under Parent's severance plan (in the case of each of clauses
(i), (ii), (iii) and (iv), solely to the extent that Parent makes such plan or program available to employees of the Surviving Corporation), but not for purposes of any other employee benefit plan of Parent.

          (d) With respect to any welfare plan maintained by Parent in which Continuing Employees are eligible to participate after the Effective Time, Parent shall, and shall cause the Surviving Corporation to, (i) waive all limitations as to preexisting conditions and exclusions with respect to participation and coverage requirements applicable to such employees to the extent such conditions and exclusions were satisfied or did not apply to such employees under the welfare plans of the Company and its Subsidiaries prior to the Effective Time and (ii) provide each Continuing Employee with credit for any co-payments and deductibles paid prior to the Effective Time in satisfying any analogous deductible or out-of-pocket requirements to the extent applicable under any such plan.

          SECTION 5.10. COMPANY NOTES AND COMPANY PREFERRED STOCK. Each of the Company, Parent and Sub shall take each action required to be taken by such party pursuant to (i) the Indenture dated as of August 5, 2002 between the Company and Wells Fargo Bank, National Association, with respect to the Company Notes and (ii) the Certificate of Designation with respect to the Company Preferred Stock, in each case as necessary to consummate the Merger and the other transactions contemplated by this Agreement in compliance therewith.

          SECTION 5.11. CONSENTS AND OTHER ACTION. The Company agrees to use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to accomplish the items set forth on Section 5.11 of the

Company Disclosure Schedule as soon as practicable after the date hereof.

                                  ARTICLE VI

                             CONDITIONS PRECEDENT

          SECTION 6.01. CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligation of each party to effect the Merger is subject to the satisfaction or (to the extent permitted by law) waiver on or prior to the Closing Date of the following conditions:

     (a) STOCKHOLDER APPROVAL. The Stockholder Approval shall have been obtained.

     (b) HSR ACT. The waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have expired.

     (c) NO INJUNCTIONS OR RESTRAINTS. No temporary restraining order, preliminary or permanent injunction or other judgment or order issued by any court of competent jurisdiction or other statute, law, rule, legal restraint or prohibition (collectively, "Restraints") shall be in effect (i) preventing the consummation of the Merger or
          (ii) which otherwise has had or would reasonably be expected to have a Material Adverse Effect.

          SECTION 6.02. CONDITIONS TO OBLIGATIONS OF PARENT AND SUB. The obligations of Parent and Sub to effect the Merger are further subject to the satisfaction or (to the extent permitted by law) waiver on or prior to the Closing Date of the following conditions:

     (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company contained in this Agreement that are qualified as to materiality shall be true and correct, and the representations and warranties of the Company contained in this Agreement that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date as though made on the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date. Parent shall have received a certificate signed on behalf of the Company by the chief executive officer and the chief financial officer of the Company to such effect.

     (b) PERFORMANCE OF OBLIGATIONS OF THE COMPANY. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Parent shall have received a certificate signed on behalf of the Company by the chief executive officer and the chief financial officer of the Company to such effect.

     (c) NO LITIGATION. There shall not be pending or threatened any suit, action or proceeding by any Governmental Entity (i) challenging the acquisition by Parent or Sub of any shares of Company Common Stock or Company Preferred Stock, seeking to restrain or prohibit the consummation of the Merger, or seeking to place limitations on the ownership of shares of Company Common Stock or Company Preferred Stock (or shares of common stock or preferred stock of the Surviving Corporation) by Parent or Sub or seeking to obtain from the Company, Parent or Sub any damages that are material in relation to the Company, (ii) seeking to prohibit or materially limit the ownership or operation by the Company, Parent or any of their respective Subsidiaries of any portion of any business or of any assets of the Company, Parent or any of their respective Subsidiaries, or to compel the Company, Parent or any of their respective Subsidiaries to divest or hold separate any portion of any business or of any assets of the Company, Parent or any of their respective Subsidiaries, as a result of the Merger, (iii) seeking to prohibit Parent or any of its Subsidiaries from effectively controlling in any material respect the business or operations of the Company or any of its Subsidiaries or (iv) otherwise having, or being reasonably expected to have, a Material Adverse Effect.

     (d) RESTRAINTS. No Restraint that would reasonably be expected to result, directly or indirectly, in any of the effects referred to in clauses (i) through (iv) of paragraph (c) of this

          Section 6.02 shall be in effect.

          SECTION 6.03. CONDITIONS TO OBLIGATION OF THE COMPANY. The obligation of the Company to effect the Merger is further subject to the satisfaction or (to the extent permitted by law) waiver on or prior to the Closing Date of the following conditions:

     (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Parent and Sub contained in this Agreement that are qualified as to materiality shall be true and correct, and the representations and warranties of Parent and Sub contained in this Agreement that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date as though made on the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date. The Company shall have received a certificate signed on behalf of Parent by an executive officer of Parent to such effect.

     (b) PERFORMANCE OF OBLIGATIONS OF PARENT AND SUB. Parent and Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of Parent by an executive officer of Parent to such effect.

          SECTION 6.04. FRUSTRATION OF CLOSING CONDITIONS. None of the Company, Parent or Sub may rely on the failure of any condition set forth in
Section 6.01, 6.02 or 6.03, as the case may be, to be satisfied if such failure was caused by such party's failure to act in good faith or to use its commercially reasonable efforts to consummate the Merger and the other transactions contemplated by this Agreement, as required by and subject to
Section 5.03.

                                 ARTICLE VII

                       TERMINATION, AMENDMENT AND WAIVER

          SECTION 7.01. TERMINATION. This Agreement may be terminated at any time prior to the Effective Time, whether before or after receipt of the Stockholder Approval:

     (a)  by mutual written consent of Parent, Sub and the Company;

     (b)  by either Parent or the Company:

          (i) if the Merger shall not have been consummated on or before August 1, 2003; provided, however, that the right to terminate this Agreement under this Section 7.01(b)(i) shall not be available to any party whose breach of a representation or warranty in this Agreement or whose action or failure to act has been a principal cause of or resulted in the failure of the Merger to be consummated on or before such date;

          (ii)  if any Restraint having any of the effects set forth in
                Section 6.01(c) shall be in effect and shall have become final and nonappealable; or

          (iii) if the Stockholder Approval shall not have been obtained at the Stockholders' Meeting duly convened therefor or at any adjournment or postponement thereof;

     (c) by Parent (i) if the Company shall have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement, which breach or failure to perform (A) would give rise to the failure of a condition set forth in Section 6.02(a) or 6.02(b) and (B) is incapable of being cured by the Company within 30 calendar days following receipt of written notice of such breach or failure to perform from Parent or (ii) if any Restraint having the effects referred to in clauses (i) through
          (iv) of Section 6.02(c) shall be in effect and shall have become final and nonappealable;

     (d) by the Company, if Parent shall have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement, which breach or failure to perform (A) would give rise to the failure of a condition set forth in Section 6.03(a) or 6.03(b) and (B) is incapable of being cured by Parent within 30 calendar days following receipt of written notice of such breach or failure to perform from the Company;

(e) by Parent, in the event that prior to the obtaining of the Stockholder Approval (i) a Company Adverse Recommendation Change shall have occurred or (ii) the Board of Directors of the Company fails publicly to reaffirm its recommendation of this Agreement, the Merger or the other transactions contemplated by this Agreement within ten business days of receipt of a written request by Parent to provide such reaffirmation following a Takeover Proposal; or

     (f)  by the Company in accordance with Section 4.02(b).

          SECTION 7.02. EFFECT OF TERMINATION. In the event of termination of this Agreement by either the Company or Parent as provided in Section 7.01, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Parent, Sub or the Company, other than the provisions of Section 3.01(s), Section 3.02(f), the penultimate sentence of Section 5.02, Section 5.06, this Section 7.02 and Article VIII, which provisions shall survive such termination, and except with respect to any liabilities or damages incurred or suffered by a party as a result of the wilful and material breach (or any termination of this Agreement resulting therefrom) by the other party of any of its representations, warranties, covenants or agreements set forth in this Agreement.

          SECTION 7.03. AMENDMENT. This Agreement may be amended by the parties hereto at any time before or after receipt of the Stockholder Approval; provided, however, that after such approval has been obtained, there shall be made no amendment that by law requires further approval by the stockholders of the Company without such approval having been obtained. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

          SECTION 7.04. EXTENSION; WAIVER. At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) to the extent permitted by law, waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or (c) subject to the proviso to the first sentence of Section 7.03 and to the extent permitted by law, waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

          SECTION 7.05. PROCEDURE FOR TERMINATION OR AMENDMENT. A termination of this Agreement pursuant to Section 7.01 or an amendment of this Agreement pursuant to Section 7.03 shall, in order to be effective, require, in the case of Parent or the Company, action by its Board of Directors or, with respect to any amendment of this Agreement pursuant to Section 7.03, the duly authorized committee of its Board of Directors to the extent permitted by law.

                                 ARTICLE VIII

                              GENERAL PROVISIONS

          SECTION 8.01. NONSURVIVAL OF REPRESENTATIONS AND WARRANTIES. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This
Section 8.01 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

          SECTION 8.02. NOTICES. Except for notices that are specifically required by the terms of this Agreement to be delivered orally, all notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          if to Parent or Sub, to:

               Johnson & Johnson
               One Johnson & Johnson Plaza
               New Brunswick, NJ 08933

               Telecopy No.: (732) 524-2788

               Attention: John T. Crisan
               with a copy to:

               Cravath, Swaine & Moore
               Worldwide Plaza
               825 Eighth Avenue
               New York, NY 10019

               Telecopy No.: (212) 474-3700

               Attention: Robert I. Townsend, III, Esq.

          if to the Company, to:

               Scios Inc.
               820 West Maude Avenue
               Sunnyvale, CA 94085

               Telecopy No.: (408) 616-8319

               Attention: Matthew Hooper

               with a copy to:

               Latham & Watkins LLP
               135 Commonwealth Drive
               Menlo Park, CA 94025

               Telecopy No.: (650) 463-2600

               Attention: Christopher L. Kaufman, Esq.

          SECTION 8.03. Definitions. For purposes of this Agreement:

          (a) an "Affiliate" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person;

          (b) "Knowledge" of any person that is not an individual means, with respect to any matter in question, the actual knowledge of the persons listed on Section 8.03(b) of the Company Disclosure Schedule;

          (c) "Material Adverse Change" or "Material Adverse Effect" means any (i) change, (ii) effect, (iii) event, (iv) occurrence, (v) state of facts or (vi) development or developments which individually or in the aggregate would reasonably be expected to result in any change or effect, that (A) is materially adverse to the business, financial condition, properties, assets, liabilities (contingent or otherwise) or results of operations of the Company and its Subsidiaries, taken as a whole, or (B) would reasonably be expected to prevent or materially impede, interfere with, hinder or delay the consummation by the Company of the Merger or the other transactions contemplated by this Agreement; provided, that none of the following shall be deemed, either alone or in combination, to constitute, and none of the following shall be taken into account in determining whether there has been or will be, a Material Adverse Effect or a Material Adverse Change: any change, effect, event, occurrence, state of facts or development or developments (1) in financial or securities markets or the economy in general, including any fluctuation, in and of itself, in the price of shares of Company Common Stock (it being understood that the facts or occurrences giving rise or contributing to such fluctuation may be deemed to constitute, or be taken into account in determining whether there has been or will be, a Material Adverse Effect or a Material Adverse Change), (2) in the biopharmaceutical industry in general, to the extent that the effects thereof do not disproportionately impact the Company or
               (3) as a result of any failure, in and of itself, by the Company to meet any internal or published projections, forecasts or revenue or earnings predictions for any period ending on or after the date of this Agreement (it being understood that the facts or occurrences giving rise or contributing to such failure may be deemed to constitute, or be taken into account in determining whether there has been or will be, a Material Adverse Effect or a Material Adverse Change);

          (d) "person" means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity; and

          (e) a "Subsidiary" of any person means another person, an amount of the voting securities, other voting rights or voting partnership interests of which is sufficient to elect at least a majority of its board of directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first person.

          SECTION 8.04. INTERPRETATION. When a reference is made in this Agreement to an Article, a Section, Exhibit or Schedule, such reference shall be to an Article of, a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. References to "this Agreement" shall include the Company Disclosure Schedule. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a person are also to its permitted successors and assigns.

          SECTION 8.05. CONSENTS AND APPROVALS. For any matter under this Agreement requiring the consent or approval of any party to be valid and binding on the parties hereto, such consent or approval must be in writing.

          SECTION 8.06. COUNTERPARTS. This Agreement may be executed in one or more counterparts (including by facsimile), all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

          SECTION 8.07. ENTIRE AGREEMENT; NO THIRD-PARTY BENEFICIARIES. This Agreement and the Confidentiality Agreement (a) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement and the Confidentiality Agreement and (b) except for the provisions of Article II and Section 5.05, are not intended to confer upon any person other than the parties any legal or equitable rights or remedies.

          SECTION 8.08. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

          SECTION 8.09. ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties, and any assignment without such consent shall be null and void, except that Sub, upon prior written notice to the Company, may assign, in its sole discretion, any of or all its rights, interests and obligations under this Agreement to Parent or to any direct or indirect wholly owned Subsidiary of Parent, but no such assignment shall relieve Parent or Sub of any of its obligations hereunder. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

          SECTION 8.10. SPECIFIC ENFORCEMENT; CONSENT TO JURISDICTION. The parties agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any Federal court located in the State of Delaware or in any state court in the State of Delaware, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any Federal court located in the State of Delaware or of any state court located in the State of Delaware in the event any dispute arises out of this Agreement or the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement or the transactions contemplated by this Agreement in any court other than a Federal court located in the State of Delaware or a state court located in the State of Delaware.

          SECTION 8.11. SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

          SECTION 8.12. PERFORMANCE BY SUB. Parent hereby agrees to cause Sub to comply with its obligations hereunder and to cause Sub to consummate the Merger as contemplated herein, and whenever this Agreement requires Sub to take any action, such requirement shall be deemed to include an undertaking by Parent to cause Sub to take such action.

          IN WITNESS WHEREOF, Parent, Sub and the Company have caused this Agreement to be signed by their respective officers hereunto duly authorized, all as of the date first written above.

                              JOHNSON & JOHNSON,

                                 by /s/ Christine A. Poon
                                    ------------------------------------
                                    Name: Christine A Poon
                                    Title: Worldwide Chairman,
                                           Pharmaceuticals Group and
                                           Member, Executive Committee


                              SATURN MERGER SUB, INC.,

                                 by /s/ Christine A. Poon
                                    ------------------------------------
                                    Name: Christine A. Poon
                                    Title: President


                              SCIOS INC.,

                                 by /s/ Richard B. Brewer
                                    ------------------------------------
                                    Name: Richard B. Brewer
                                    Title: President and Chief
                                           Executive Officer

                                                                       ANNEX I
                                                       TO THE MERGER AGREEMENT

                            Index of Defined Terms
                            ----------------------
Term
----

Acquisition Agreement..........................................Section 4.02(b)
Actions........................................................Section 4.01(d)
Adjusted Option...................................................Section 5.04
Affiliate......................................................Section 8.03(a)
Agreement.............................................................Preamble
Applicable ESPP Price..........................................Section 5.04(b)
Applicable ESPP Shares.........................................Section 5.04(b)
Appraisal Shares...............................................Section 2.01(d)
Article VII....................................................Section 3.01(r)
Biologic.......................................................Section 3.01(v)
Certificate....................................................Section 2.01(c)
Certificate of Merger.............................................Section 1.03
Class Action Suit..............................................Section 3.01(h)
Closing...........................................................Section 1.02
Closing Date......................................................Section 1.02
Code...........................................................Section 2.02(h)
Common Stock Merger Consideration..............................Section 2.01(c)
Commonly Controlled Entity.....................................Section 3.01(k)
Company...............................................................Preamble
Company Adverse Recommendation Change..........................Section 4.02(b)
Company Benefit Agreements.....................................Section 3.01(g)
Company Benefit Plans..........................................Section 3.01(k)
Company By-laws................................................Section 3.01(a)
Company Certificate............................................Section 1.05(a)
Company Common Stock..................................................Preamble
Company Consolidated Group.....................................Section 3.01(n)
Company Disclosure Schedule.......................................Section 3.01
Company Notes..................................................Section 3.01(c)
Company Pension Plan...........................................Section 3.01(l)
Company Preferred Stock...............................................Preamble
Company Restricted Stock.......................................Section 3.01(c)
Company SEC Documents..........................................Section 3.01(e)
Company Stock-Based Awards.....................................Section 3.01(c)
Company Stock Options..........................................Section 3.01(c)
Company Stock Plans............................................Section 3.01(c)
Confidentiality Agreement.........................................Section 5.02
Continuing Employees...........................................Section 5.09(a)
Contract.......................................................Section 3.01(d)
DGCL..............................................................Section 1.01
Drug...........................................................Section 3.01(v)
Effective Time....................................................Section 1.03
Environmental Laws.............................................Section 3.01(j)
ERISA..........................................................Section 3.01(j)
ESPP...........................................................Section 3.01(c)
Exchange Act...................................................Section 3.01(d)
Exchange Fund..................................................Section 2.02(a)
FDA............................................................Section 3.01(j)
FDCA...........................................................Section 3.01(j)
Filed Company SEC Documents.......................................Section 3.01
GAAP...........................................................Section 3.01(e)
Governmental Entity............................................Section 3.01(d)
Hazardous Materials............................................Section 3.01(j)
HSR Act........................................................Section 3.01(d)
HSR Filing........................................................Section 5.03
Intellectual Property Rights...................................Section 3.01(p)
IRS............................................................Section 3.01(l)
Knowledge......................................................Section 8.03(b)

Legal Provisions...............................................Section 3.01(j)
Liens..........................................................Section 3.01(b)
Material Adverse Change........................................Section 8.03(c)
Material Adverse Effect........................................Section 8.03(c)
Medical Device.................................................Section 3.01(v)
Merger................................................................Preamble
Merger Consideration...........................................Section 2.01(c)
Option Exchange Ratio.............................................Section 5.04
Parent................................................................Preamble
Parent Common Stock...............................................Section 5.04
Paying Agent...................................................Section 2.02(a)
Permits........................................................Section 3.01(j)
person.........................................................Section 8.03(d)
Post-Signing Returns...........................................Section 4.01(d)
Preferred Stock Merger Consideration...........................Section 2.01(c)
Premium Amount.................................................Section 5.05(c)
Primary Company Executives.....................................Section 3.01(m)
Proxy Statement................................................Section 3.01(d)
Representatives................................................Section 4.02(a)
Release........................................................Section 3.01(j)
Restraints.....................................................Section 6.01(c)
SEC............................................................Section 3.01(d)
Section 203....................................................Section 3.01(r)
Section 262....................................................Section 2.01(d)
Securities Act.................................................Section 3.01(e)
Specified Compounds............................................Section 3.01(p)
Stockholder Approval...........................................Section 3.01(q)
Stockholders' Meeting..........................................Section 5.01(b)
Sub...................................................................Preamble
Subsidiary.....................................................Section 8.03(e)
Superior Proposal..............................................Section 4.02(a)
Surviving Corporation.............................................Section 1.01
Takeover Proposal..............................................Section 4.02(a)
taxes..........................................................Section 3.01(n)
taxing authority...............................................Section 3.01(n)
tax returns....................................................Section 3.01(n)
Termination Fee................................................Section 5.06(b)
Warrants.......................................................Section 3.01(c)

                                                                     EXHIBIT A
                                                       TO THE MERGER AGREEMENT


                     RESTATED CERTIFICATE OF INCORPORATION
                         OF THE SURVIVING CORPORATION

          FIRST: The name of the corporation (hereinafter called the "Corporation") is Scios Inc.

          SECOND: The address, including street, number, city, and county, of the registered office of the Corporation in the State of Delaware is Corporate Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, County of New Castle; and the name of the registered agent of the Corporation in the State of Delaware at such address is The Corporation Trust Company.

          THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

          FOURTH: The aggregate number of shares which the Corporation shall have authority to issue is 1,000 shares of Common Stock, par value $0.01 per share.

          FIFTH: In furtherance and not in limitation of the powers conferred upon it by law, the Board of Directors of the Corporation is expressly authorized to adopt, amend or repeal the By-laws of the Corporation.

          SIXTH: To the fullest extent permitted by the General Corporation Law of the State of Delaware as it now exists and as it may hereafter be amended, no director or officer of the Corporation shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director or officer; provided, however, that nothing contained in this Article SIXTH shall eliminate or limit the liability of a director or officer (i) for any breach of the director's or officer's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the General Corporation Law of the State of Delaware or (iv) for any transaction from which the director or officer derived an improper personal benefit. No amendment to or repeal of this Article SIXTH shall apply to or have any effect on the liability or alleged liability of any director or officer of the Corporation for or with respect to any acts or omissions of such director or officer occurring prior to such amendment or repeal.

          SEVENTH: The Corporation shall, to the fullest extent permitted by
Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said Section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said Section. Such indemnification shall be mandatory and not discretionary. The indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person. Any repeal or modification of this Article SEVENTH shall not adversely affect any right to indemnification of any persons existing at the time of such repeal or modification with respect to any matter occurring prior to such repeal or modification.

          The Corporation shall to the fullest extent permitted by the General Corporation Law of the State of Delaware advance all costs and expenses (including, without limitation, attorneys' fees and expenses) incurred by any director or officer within 15 days of the presentation of same to the Corporation, with respect to any one or more actions, suits or proceedings, whether civil, criminal, administrative or investigative, so long as the Corporation receives from the director or officer an unsecured undertaking to repay such expenses if it shall ultimately be determined that such director or officer is not entitled to be indemnified by the Corporation under the General Corporation Law of the State of Delaware. Such obligation to advance costs and expenses shall be mandatory, and not discretionary, and shall include, without limitation, costs and expenses incurred in asserting affirmative defenses, counterclaims and cross claims. Such undertaking to repay may, if first requested in writing by the applicable director or officer, be on behalf of (rather than by) such director or officer, provided that in such case the Corporation shall have the right to approve the party making such undertaking.

          EIGHTH: Unless and except to the extent that the By-laws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.